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                                                                    Exhibit 99.1




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                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                       MICROCIDE PHARMACEUTICALS, INC.,

                        CALIFORNIA MP ACQUISITION, INC.

                                      and

                          THE ALTHEXIS COMPANY, INC.





                           Dated as of July 27, 2001





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                               TABLE OF EXHIBITS

Exhibit A        Form of Stockholder Support Agreement
Exhibit B        Severance Agreement
Exhibit C        Form of Option Agreement
Exhibit D        First Amended and Restated Executive Stock Purchase Agreement
Exhibit E        Form of Stockholders Agreement
Exhibit F        Form of Note

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     This AGREEMENT AND PLAN OF MERGER is dated as of July 27, 2001 (the "Agreement"), by and among Microcide Pharmaceuticals, Inc., a Delaware
----------
corporation ("Parent"), California MP Acquisition, Inc., a Delaware corporation
              ------
("Sub"), and The Althexis Company, Inc., a Delaware corporation (the "Company").
  ---                                                                 -------

                                   RECITALS:
                                   --------

     A. The Boards of Directors of Parent, Sub and the Company have determined that it is advisable and in the best interests of their respective stockholders for Parent, Sub and the Company to enter into a business combination upon the terms and subject to the conditions set forth herein.

     B. In furtherance of such combination, the Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth
              ------
herein, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL").
                      ----

     C. Parent, Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.
              ----

     D. In connection with the execution of this Agreement, (i) stockholders of the Company owning shares of Company Stock (as defined below) representing not less than 51% of the outstanding common stock of the Company shall have executed and delivered to Parent a stockholder support agreement, in the form attached hereto as Exhibit A, (ii) certain employees of the Company shall have entered
          ---------
into severance agreements with Parent in the form attached hereto as Exhibit B,
                                                                     ---------
(iii) the Company and Parent shall have entered into an option agreement in the form attached hereto as Exhibit C pursuant to which the Company shall grant
                        ---------
Parent an option to purchase shares of Company Common Stock (as defined below) under certain circumstances, (iv) the Company and Parent shall have entered into an option agreement in the form attached hereto as Exhibit C pursuant to which
                                                   ---------
Parent shall grant the Company an option to purchase shares of Parent Common Stock (as defined below) under certain circumstances and (v) Parent shall have entered into definitive agreements in form and substance reasonably acceptable to Parent and the Company with regard to the Financing (as defined below).

     E. Pursuant to the Merger, each outstanding share of Company Stock shall be converted solely into the right to receive Parent Common Stock, upon the terms and subject to the conditions set forth herein.

     F. Concurrently with the closing of the transactions contemplated by this Agreement, Parent shall issue and sell shares of Parent Preferred Stock (as defined below) in a private placement for a minimum aggregate purchase price equal to $55.0 million ($55,000,000).

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                                   AGREEMENT:
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1  Defined Terms.  As used herein, the terms below shall have the
          -------------
following meanings:

          "Actions" has the meaning set forth in Section 3.16.

          "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" has the meaning set forth in the preamble.

          "Ancillary Agreements" means the Severance Agreements, the First Amended and Restated Executive Stock Purchase Agreement, the Stockholders Agreement, the Stockholder Support Agreements, the Option Agreements and all other agreements required hereunder to consummate the Merger.

          "Arbitrable Claim" has the meaning set forth in Section 9.15.

          "Assets" means the right, title and interest of the Company in its properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

          (a)  all Contracts and Contract Rights;

          (b)  all Fixtures and Equipment;

          (c)  all Inventory;

          (d)  all Books and Records;

          (e)  all Proprietary Rights;

          (f)  all Permits;

          (g) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

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          (h)  all cash, accounts receivable, deposits and prepaid expenses; and

          (i)  all goodwill.

          "Average Parent Common Stock Price" means $4.00 per share (based on the average of the closing prices of Parent Common Stock on the Nasdaq National Market as reported in the Wall Street Journal for the twenty (20) Trading Days ending on June 11, 2001).

          "Balance Sheet" means the balance sheet of the Company as of the Balance Sheet Date.

          "Balance Sheet Date" means May 31, 2001.

          "Benefit Arrangement" means, with respect to any Person, any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in
Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by such Person or any ERISA Affiliate or under which such Person or any ERISA Affiliate may incur any liability, and (c) covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such any entity).

          "Books and Records" means (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by the Company or its Affiliates.

          "Business" means the discovery, development and commercialization of new medicines to treat human diseases by the Company and all other business and operations of the Company.

          "Certificate of Merger" has the meaning set forth in Section 2.2.

          "Certificates" means certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock.

          "Closing" has the meaning set forth in Section 2.1(b).

          "Closing Date" means the date of the Closing.

          "Code" has the meaning set forth in the recitals.

          "Company" has the meaning set forth in the preamble.

          "Company Closing Certificate" has the meaning set forth in Section
7.1.

          "Company Common Stock" means the common stock, par value $0.01 per share of the Company.

          "Company Disclosure Schedules"  has the meaning set forth in Article
3.

          "Company Material Adverse Effect" or "Company Material Adverse Change" means a Material Adverse Effect with respect to the Company; provided, however, that this definition shall exclude (i) the effect of changes in national economic conditions or industry conditions generally or (ii) the effect of a decrease in (a) the amount of cash on hand held by the Company or (b) revenues generated by the Company, in the case of each of (a) and (b) in excess of any decrease reflected in the written financial information prepared by the Company and provided to Parent prior to the date hereof.

          "Company Options" means options to purchase shares of Company Stock issued by the Company (including, but not limited to, options issued to employees of the Company); provided, however, "Company Options" shall not include the option to purchase shares of Company Stock granted to Parent by the Company under the Option Agreement.

          "Company Preferred Stock" means the preferred stock, par value $0.01 per share, of the Company.

          "Company Proprietary Right" shall mean any Proprietary Right that is
(i) owned by, (ii) licensed to or (iii) was developed or created by or for the Company.

          "Company Registered Proprietary Rights" means all Registered Proprietary Rights owned by, filed in the name of, assigned to or applied for by, the Company.

          "Company Stock" means the Company Common Stock and the Company Preferred Stock.

          "Company Stock Plans" means the Company's 1999 Stock Option Plan.

          "Company Warrants" means warrants to purchase shares of Company Stock.

          "Confidentiality Agreement" has the meaning set forth in Section 5.15.

          "Consents" means any and all Permits and any and all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

          "Contract Rights" means all rights and obligations under the Contracts.

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          "Contracts" means, with respect to any Person, all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which such Person is a party or by which such Person or any of such Person's assets (including, in the case of the Company, the Assets) are bound or affected, whether written or oral.

          "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

          "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

          "DGCL" has the meaning set forth in the recitals.

          "Effective Period" has the meaning set forth in Section 2.13(a).

          "Effective Time" has the meaning set forth in Section 2.2.

          "Employee Plans" means, with respect to any Person, all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans of such Person.

          "Employees" means, with respect to any Person, all officers and directors of such Person and all other Persons employed by such Person on a full or part-time basis together with all Persons retained as "independent contractors" as of the relevant date.

          "Encumbrance" means any claim, lien, pledge, option, charge, easement, tax assessment, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "Environmental Claims" means all notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between the Company and any other person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (v) requirements to implement "corrective action" pursuant to any order or

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permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state law, (vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vii) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions, (viii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

          "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by the Company or any of its predecessors or successors in interest, or by its respective agents, representatives, employees or independent contractors when acting in such capacity on behalf of the Company. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Company.

          "Environmental Laws" means all applicable federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous
          ------
Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking
                  ----
Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other Governmental Authority.

          "Environmental Reports" means any and all written analyses, summaries or explanations, in the possession or control of the Company, prepared for the purpose of analyzing or assessing (a) any Environmental Conditions in, on or about the properties of the Company or (b) the Company's compliance with Environmental Laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means, with respect to any Person, any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, such Person as set forth in Section 414(b), (c), (m) or (o) of the Code.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Ratio" means the result of dividing (i) the Merger Shares by
(ii) the Number of Company Securities issued and outstanding immediately prior to the Effective Time.

          "Facilities" means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities leased by the Company, all as identified or listed on Schedule
                                                                 --------
3.8(c).
------

          "Financing" means the sale and issuance of convertible preferred stock of the Parent to certain investors for an aggregate purchase price of at least $55.0 million ($55,000,000) on terms mutually agreeable with the investors, Parent and the Company, the closing of which shall occur concurrently with the Closing of the Merger.

          "Financial Statements" means (a) the balance sheets of the Company (or its predecessor, as the case may be) as of May 31, 2001 and the related statements of income, changes in stockholders' equity and cash flows, of the Company for the five-month period ended May 31, 2001.

          "First Amended and Restated Executive Stock Purchase Agreement" means the First Amended and Restated Executive Stock Purchase Agreement to be entered into as of the Effective Time by and among Parent, Mark B. Skaletsky and the Company, in the form attached hereto as Exhibit D.
                                        ---------

          "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by the Company, wherever located.

          "Funded Debt Adjustment" means (i) the Funded Debt of the Company as of the Effective Time as set forth in the Funded Debt Notice minus (ii) $965,000, provided that if the Funded Debt of the Company as of the Effective Time is less than $965,000 then the Funded Debt Adjustment shall be zero.

          "Funded Debt Notice" has the meaning set forth in Section 2.11.

          "Funded Debt of the Company" means, without duplication, (a) all obligations of the Company for borrowed money including, without limitation, all obligations for accrued and unpaid interest thereon and any pre-payment premiums or penalties (and associated expenses) with respect thereto, (b) any reimbursement obligations of the Company in respect of any letters of credit,
(c) any capitalized lease obligations of the Company (as determined in accordance with GAAP), and (d) all guarantees issued by the Company in respect of any obligations of any other Person (other than the Company) of the type described in clauses (a) through (c) above, all of which shall constitute obligations of the Company at Closing, but shall not include any indebtedness incurred by the Company pursuant to the bridge financing contemplated by Section 5.18.

          "GAAP" means generally accepted accounting principles as applied in the United States.

          "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

          "Holder Inclusion Notice" has the meaning set forth in Section
2.13(a).

          "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

          "Incidental Shares" has the meaning set forth in Section 2.13(a).

          "Inventory" means all merchandise owned and intended for resale.

          "JAMS" has the meaning set forth in Section 9.15.

          "knowledge" when used to qualify a representation or warranty in this Agreement, means that where a representation or warranty is made to a Person's knowledge, or with a similar qualification, such Person will be deemed to have knowledge of any matter with respect to which any executive officer or director of such Person has actual knowledge or would have knowledge after conducting a reasonable investigation.

          "Liability" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

          "License" means any Contract that grants a Person the right to use any Proprietary Right, including, without limitation, any covenants not to sue with respect to any Proprietary Right.

          "Lease" means a real property lease or a personal property lease, as applicable.

          "Leased Property" has the meaning set forth in Section 3.8(c).

          "Material Adverse Effect" or "Material Adverse Change" or a similar phrase means, with respect to any Person, (a) any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations, of such Person and its subsidiaries, taken as a whole, or (ii) the right or ability of such Person to consummate any of the transactions contemplated hereby or (b) any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to such Person.

          "Merger" has the meaning set forth in the preamble.

          "Merger Common Shares" has the meaning set forth in Section 2.13(a).

          "Merger Consideration" means $22.2 million ($22,200,000) less the Funded Debt Adjustment.

          "Merger Shares" means that number of shares of Parent Common Stock equal to the quotient of the Merger Consideration divided by the Average Parent Common Stock Price.

          "Multiemployer Plan" means, with respect to any Person, any "multiemployer plan," as defined in Section 4001(a)(3) or 3(37) of ERISA, which
(a) such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with any such entity).

          "Note" has the meaning set forth in Section 5.18.

          "Number of Company Securities" means the sum of (i) the number of shares of Company Common Stock, (ii) the number of shares of Company Preferred Stock, (iii) the number of Company Options, (iv) the number of Company Warrants,
(v) any other securities convertible into or otherwise exercisable or exchangeable for Company Common Stock, Company Preferred Stock, Company Options or Company Warrants (assuming, in the case of clauses (ii), (iii), (iv) and (v), the conversion, exercise or exchange of such securities for Company Common Stock) and (vi) all other capital stock of any class or series of the Company and all rights to acquire any such capital stock; provided, however, "Number of Company Securities" shall not include any shares subject to the option to purchase shares of Company Stock granted to Parent by the Company under the Option Agreement.

          "Option Agreement" means an Option Agreement in the form attached hereto as Exhibit C, dated the date hereof, and executed and delivered between
          ---------
Parent and the Company.

          "Parent" has the meaning set forth in the preamble.

          "Parent Common Stock" means the common stock, par value $0.001 per share, of Parent.

          "Parent Closing Certificate" has the meaning set forth in Section 6.1.

          "Parent Disclosure Schedules" has the meaning set forth in Article 4.

          "Parent Material Adverse Effect" means a Material Adverse Effect with respect to Parent; provided, however, that a Parent Material Adverse Effect shall not include any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement of the transactions contemplated by this Agreement or the Financing (other than the termination by the R.W. Johnson Pharmaceutical Research Institute of its Research and License Agreement with Parent pursuant to the terms thereof) or (ii) changes in national economic conditions or industry conditions generally.

          "Parent Options" means options to purchase shares of Parent Common Stock issued by the Parent (including, but not limited to, options issued to employees of the Company).

          "Parent Preferred Stock" means the preferred stock, par value $0.001 per share, of Parent.

          "Parent Proprietary Right" shall mean any Proprietary Right that is
(i) owned by, (ii) licensed to or (iii) was developed or created by or for Parent.

          "Parent SEC Documents" has the meaning set forth in Section 4.5.

          "Pension Plan" means, with respect to any Person, any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which (a) such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five
(5) years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (b) covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with any such entity).

          "Permitted Encumbrances" means (a) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if, in either such case, an adequate reserve, shall have been made therefor in such Person's financial statements, (b) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (c) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Company and do not materially detract from the value of the property upon which such encumbrance exists, (d) liens securing taxes, assessments and governmental charges not yet delinquent, (e) such imperfections of title, easements, encumbrances or restrictions which do not materially impair the current use by the Company of the Assets subject thereto or the Company's ability to sell or transfer such Assets without discharging any obligation, (f) purchase money security interests incurred in the ordinary course of business and consistent with past practice, and (g) liens related to leased furniture and equipment.

          "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets.

          "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

          "Piggyback Notice" has the meaning set forth in Section 2.13(a).

          "Proposed Acquisition Transaction" has the meaning set forth in
Section 5.6.

          "Proprietary Rights" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) URL registrations, (g) other proprietary rights, (h) copies and tangible embodiments thereof (in whatever form or medium) and (i) licenses granting any rights with respect to any of the foregoing.

          "Qualified Holders" has the meaning set forth in Section 2.13(a).

          "Registered Proprietary Rights" shall mean all United States, international and foreign: (i) issued patents and patent applications (including provisional applications), (ii) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks,
(iii) registered copyrights and applications for copyright registration, (iv) any mask work registrations and applications to register mask works, and (v) any other Proprietary Right that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          "Registering Stockholders" has the meaning set forth in Section
2.13(a).

          "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

          "Related Party" means (i) any of the Company's officers, directors and stockholders, and any officers, directors, partners, associates or relatives of such officers, directors and stockholders, (ii) any Person in which the Company or any stockholder of the

Company or any Affiliate, associate or relative of any such Person has any direct or indirect interest, and (iii) any direct or indirect trustee or beneficiary of any stockholder of the Company.

          "Representative" of any Person means any officer, director, principal, attorney, accountant, agent, employee or other representative of such Person.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Severance Agreements" means the Severance Agreements to be entered into by and between Parent and each of Mark B. Skaletsky, Paul Mellett, Manuel Navia and Patrick Connelly, contemporaneously with the execution of this Agreement to become effective at the Effective Time, in the form attached hereto as Exhibit B.
   ---------

          "Stockholder" means each holder of an equity security of the Company at the Effective Time.

          "Stockholders Agreement" means the Stockholders Agreement to be entered into as of the Effective Time by and among Parent, Manuel Navia, Patrick Connelly, Mass Ventures LLC, Michael Dailey, Mark B. Skaletsky and Paul Mellett, in the form attached hereto as Exhibit E.
                               ---------

          "Stockholder Registration Statement" has the meaning set forth in
Section 2.13(a).

          "Stockholder Support Agreement" means a Stockholder Support Agreement in the form attached hereto as Exhibit A.
                               ---------

          "Sub" has the meaning set forth in the preamble.

          "Surviving Corporation" has the meaning set forth in Section 2.1(a).

          "Suspension Period" has the meaning set forth in Section 2.13(b).

          "Takeover Statute" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States.

          "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) including information returns, and any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

          "Taxes" means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, estimated, excise, value-added, real or personal property, sales, withholding, social security, retirement, unemployment, disability occupation, worker's compensation, use, service, license, utility, net worth, payroll, ad volarem, franchise and transfer and recording, imposed by the Internal Revenue Service or any taxing authority or jurisdiction (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis and whether disputed or not; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

          "Trade Secrets" means all trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans marketing mailing and e-mail lists, and customer and supplier mailing and e-mail lists and information).

          "Trading Day" means any day on which the Nasdaq National Market is open and available for at least five (5) hours for the trading of securities.

          "Transfer Agent" has the meaning set forth in Section 2.10.

          "Welfare Plan" means, with respect to any Person, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which (a) such Person or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which such Person or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with any such entity).

     1.2  Interpretation Provisions.
          -------------------------

          (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The terms "include" and "including" are not limiting and mean "including without limitation."

          (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

          (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

          (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          (e) The parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

          (f) The schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                   ARTICLE 2
                                  THE MERGER

     2.1  The Merger.
          ----------

          (a)  Effective Time.  At the Effective Time (as defined in Section 2.2
               --------------
hereof), and upon the terms and subject to the conditions of this Agreement and the DGCL, Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."
                                          ---------------------

          (b)  Closing.  Unless this Agreement shall have been terminated
               -------
pursuant to Section 9.1, and subject to the satisfaction (or to the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7, the closing of the transactions contemplated by this Agreement (the "Closing") shall
                                                                 -------
take place (i) at the offices of Latham & Watkins located at 135 Commonwealth Drive, Menlo Park, California 94025, as promptly as practicable (and in any event within three (3) business days) after satisfaction (or to the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7 or (ii) at such other time, date or place as Parent and the Company may mutually agree.

     2.2  Effective Time.  As promptly as practicable after the satisfaction (or
          --------------
to the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7, and provided that this Agreement has not been terminated pursuant to
Section 9.1, the parties hereto shall cause the Merger to be consummated by executing and filing a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), with the Secretary of State of Delaware as provided in
 ---------------------
Section 251 of the DGCL. The Merger shall be effective at the time indicated in such Certificate of Merger (the "Effective Time").
                                 --------------

     2.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

     2.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a)  Certificate of Incorporation.  At the Effective Time, the
               ----------------------------
Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

          (b)  Bylaws.  At the Effective Time, the Bylaws of Sub, as in effect
               ------
immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     2.5  Directors and Officers. The directors of Sub immediately prior to the
          ----------------------
Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law.

     2.6  Conversion of Securities.  At the Effective Time, by virtue of the
          ------------------------
Merger and without any further action on the part of Parent, Sub or the Company:

          (a)  Company Stock.  Subject to Sections 2.6(h) and 2.7, each share of
               -------------
Company Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, and become exchangeable for, such number of shares of validly issued, fully paid and nonassessable Parent Common Stock as equals the Exchange Ratio.

          (b)  Shares of Parent Common Stock Issuable.  The number of shares of
               --------------------------------------
Parent Common Stock to be issued in connection with the Merger in exchange for the acquisition by Parent of all outstanding shares of Company Stock, all outstanding Company Options and Company Warrants and all other capital stock of any class or series, and all rights to acquire any such capital stock, shall not under any circumstances exceed the number of Merger Shares.

          (c)  Sub Stock.  Each share of common stock, par value $0.001 per
               ---------
share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and thereafter represent one (1) validly issued, fully paid and nonassessable common share, par value $0.001 per share, of the Surviving Corporation, so that thereafter Parent will be the sole and exclusive owner of the capital stock of the Surviving Corporation.

          (d)  Cancellation.  Each share of Company Stock held in the treasury
               ------------
of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (e)  Company Warrants.  Each unexpired and unexercised Company Warrant
               ----------------
issued and outstanding immediately prior to the Effective Time shall be assumed by Parent. Each Company Warrant so assumed by Parent shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Warrant immediately prior to the Effective Time, provided that (i) such Company Warrant shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company

Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of Parent Common Stock) and (ii) the per share exercise price for the Parent Common Stock issuable upon exercise of such assumed Company Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio (rounded up to the nearest whole cent).

     (f)  Company Options and Company Stock Plans. All unexpired and unexercised
          ---------------------------------------
Company Options then outstanding, whether vested or unvested, together with each Company Stock Plan, shall be assumed by Parent in accordance with the provisions described below.

          (i) At the Effective Time, each unexpired and unexercised Company Option then outstanding, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent, together with each Company Stock Plan. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Option immediately prior to the Effective Time (including, but not limited to, any repurchase rights or vesting provisions), provided that (x) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of Parent Common Stock) and (y) the per share exercise price for the Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio (rounded up to the nearest whole cent).

          (ii) It is the intention of the parties that the Company Options assumed by Parent shall qualify following the Effective Time as "incentive stock options" (as defined in Section 422 of the Code) to the same extent the Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 2.6(f) shall be applied consistent with this intent. Following the Effective Time, Parent shall use its commercially reasonable best efforts not to take any actions that would jeopardize the treatment as incentive stock options of any such Company Options that qualified as incentive stock options immediately prior to the Effective Time.

          (iii) Promptly following the Effective Time, Parent will issue to each holder of an unexpired and unexercised Company Option an instrument evidencing the foregoing assumption of such Company Option by Parent.

          (iv) Parent will reserve sufficient shares of Parent Common Stock for issuance pursuant to this Section 2.6(f).

          (v) Parent shall use reasonable efforts to file with the SEC on or before the 30th day following the Closing Date a registration statement on Form S-8 covering the shares of Parent Common Stock issuable with respect to assumed Company Options to the extent the shares of Parent Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8.

          (g)  Adjustment to Exchange Ratio.  The Exchange Ratio shall be
               ----------------------------
equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend, reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock or Company Stock after the date hereof and prior to the Effective Date.

          (h)  Fractional Shares.  No certificates or scrip representing
               -----------------
fractional shares of Parent Common Stock shall be issued in connection with the Merger, but in lieu thereof each Stockholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive from Parent an amount of cash equal to the product of (i) the fraction of a share of Parent Common Stock to which such Stockholder would otherwise be entitled multiplied by
(ii) the Average Parent Common Stock Price.

     2.7  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted into or
                        -----------------
represent a right to a portion of the Merger Shares pursuant to Section 2.6, but the holder thereof shall only be entitled to such rights as are granted by the Company pursuant to the DGCL.

          (b) Notwithstanding the provisions of Section 2.7(a) above, if any holder of shares of Company Stock who demands appraisal of such shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be exchanged for and represent only the right to receive the portion of the Merger Shares as provided in Section 2.6, without interest thereon, upon surrender to the Company of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of its receipt of any written demands for appraisal of any shares of Company Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed) or as may be required under applicable law, voluntarily make any payment with respect to any demands for appraisal of Company Stock or offer to settle or settle any such demands.

     2.8  No Further Ownership Rights in Shares of Company Stock.  The Parent
          ------------------------------------------------------
Common Stock delivered upon the surrender for exchange of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers of shares of Company Stock which were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation. If, after the Effective Time, the Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Agreement.

     2.9  Lost, Stolen or Destroyed Certificates.  In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Common Stock as may be required pursuant to Section 2.6; provided, however, that Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct or a personal indemnification undertaking as indemnity against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.10 Surrender of Certificates.
          -------------------------

          (a)  Exchange of Certificates.  As soon as reasonably practicable
               ------------------------
after the Effective Time, Parent shall cause the transfer agent for the Parent Common Stock (the "Transfer Agent") to mail to each holder of record of a
                   --------------
Certificate or Certificates whose shares were converted into the right to receive Parent Common Stock pursuant to Section 2.6 and who did not surrender such Certificates in connection with the Closing: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Transfer Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Stock, in each case in customary form for a stock-for-stock merger transaction. Upon surrender of a Certificate to the Transfer Agent, together with such letter of transmittal, duly executed, and any other documents reasonably required by the Transfer Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of Merger Shares which such holder has the right to receive pursuant to the provisions of Section 2.6, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Stock is presented to the Transfer Agent or Parent to evidence and effect such transfer and that any applicable stock transfer or other taxes have been paid. Until surrendered as contemplated by this Section 2.10(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing the appropriate number of shares of Parent Common Stock to be delivered upon the Closing Date in exchange therefor and cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.6(h).

          (b)  Distributions With Respect to Unexchanged Shares of Company
               -----------------------------------------------------------
Stock. No dividends or other distributions with respect to Parent Common Stock
-----
declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, promptly following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing the Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time, if any, theretofore payable with respect to such Parent Common Stock.

     2.11 Certain Actions to be Taken With Respect to the Funded Debt of the
          ------------------------------------------------------------------
Company.  On or before the date that is three (3) business days prior to the
-------
date scheduled for the Closing, the Company will provide Parent with a written certificate executed by its Chief Financial Officer (the "Funded Debt Notice"),
                                                          ------------------
which certificate shall set forth all Funded Debt of the Company as of the Effective Time. Upon request, the Company will provide reasonable documentary support for its calculations and, with regard to any Funded Debt required to be repaid in connection with the Merger, obtain pay-off letters from the lenders and vendors involved.

     2.12 Taking of Necessary Action; Further Action.  Each of Parent, Sub and
          ------------------------------------------
the Company will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Parent with full right, title and possession to all the property, rights, privileges, power and franchises of the Company, the officers and directors of Sub, Parent and the Company immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     2.13 Registration Rights.
          -------------------

          (a) Registration of Shares.  Parent shall use reasonable efforts to
              ----------------------
file with the SEC, on or before the 30th day following the Closing Date, a registration statement on Form S-3, or on Form S-1 if Parent does not qualify for Form S-3 (the "Stockholder Registration Statement"), covering the resale to
                   ----------------------------------
the public by the Stockholders (the "Registering Stockholders") who hold or may
                                     ------------------------
hold shares of Parent Common Stock issued in connection with the Merger (the "Merger Common Shares"). Parent shall use its reasonable efforts to cause the
---------------------
Stockholder Registration Statement to be declared effective by the SEC within ninety (90) days after the Effective Time, and to remain effective until the third anniversary of the Closing Date or such earlier time as all of the Merger Common Shares covered by the Stockholder Registration Statement have been sold pursuant thereto (the "Effective Period"). Thereafter Parent shall be entitled
                       ----------------
to withdraw the Stockholder Registration Statement and the Stockholders shall have no further right to offer or sell any of the Merger Common Shares pursuant to the Stockholder Registration Statement (or any prospectus relating thereto). The Merger Common Shares subject to the Stockholder Registration Statement shall not be underwritten unless Parent shall otherwise consent in its sole discretion.

          From and after the date hereof and prior to the expiration of the Effective Period, whenever Parent proposes to file a registration statement relating to an offering in which Parent proposes to sell shares of Parent Common Stock for its own account (other than registration statements on Form S-4 or Form S-8 or any successor form for securities to be offered in a transaction of the type contemplated by Rule 145 under the Securities Act or to employees or consultants of Parent pursuant to any employee benefit plan), it will, prior to such filing, give at least twenty (20) days' written notice to all Registering Stockholders of its intention to do so

(subject to the limitations set forth below) (the "Piggyback Notice") and, upon
                                                   ----------------
the written request of one or more Registering Stockholders given within ten
(10) days after the Parent Piggyback Notice is given (which request shall state the intended method of disposition of such Merger Common Shares) (the
"Holder Inclusion Notice"), Parent shall use its reasonable best efforts to
 -----------------------
cause all Merger Common Shares that Parent has been requested by such Registering Stockholder or Registering Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the Holder Inclusion Notice, provided that (i) Parent shall have the right to postpone or withdraw any registration effected pursuant to this paragraph without obligation to any Registering Stockholder and (ii) the number of Merger Common Shares proposed to be sold by any such Registering Stockholder is at least twenty-five percent (25%) of the total number of Merger Common Shares then held by such Registering Stockholder. In connection with any offering under this paragraph involving an underwriting, Parent shall not be required to include any Merger Common Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between Parent and the underwriter(s) of such offering.

          If in the opinion of the managing underwriter(s) of such offering the registration of all, or part of, the shares of Parent Common Stock (the "Incidental Shares") that the Registering Stockholders have requested to be
 -----------------
included pursuant to the immediately preceding paragraph and/or that other holders of shares of Parent Common Stock or other securities of Parent entitled to include shares of Parent Common Stock in such registration have requested to be included (collectively, the "Qualified Holders") would materially and
                                -----------------
adversely affect the success of such public offering or the price that would be received for any shares of Parent Common Stock offered in the offering, then, notwithstanding anything in this Section 2.13 to the contrary, Parent shall only be required to include in such registration (to the extent of the number of shares of Parent Common Stock that Parent is so advised can be sold in such offering) (i) first, the number of shares of Parent Common Stock proposed to be included in such registration for the account of Parent and/or any stockholders of Parent that have exercised demand registration rights in accordance with the priorities, if any, then existing among Parent and/or such stockholders of Parent with demand registration rights and (ii) second, the shares of Parent Common Stock requested to be included in such registration by all other stockholders of Parent (including, without limitation, the Registering Stockholders) pro rata among such other stockholders (including, without limitation, the Registering Stockholders) on the basis of the number of shares of Parent Common Stock that each of them requested to be included in such registration.

          Notwithstanding anything in this Section 2.13 to the contrary, Parent shall not be required to provide any advance notice to Registering Stockholders in connection with any offering under this Section 2.13 involving an underwriting if Parent has been informed in writing that in the opinion of the managing underwriter or underwriterss the inclusion of any Incidental Shares in such offering would materially and adversely affect the success of the offering or the price that would be received for any shares of Parent Common Stock offered in the offering. In such event, Parent will provide written notice to all Registering Stockholders containing a copy of such managing underwriter's or underwriters' opinion, which notice need not be given prior to the filing of the applicable registration statement.

      (b) Limitations on Registration Rights. Notwithstanding anything in this
          ----------------------------------
Section 2.13 to the contrary, if the Company shall furnish to the Registering Stockholders a certificate signed by the President or Chief Executive Officer of Parent stating that the Board of Directors of Parent has made the good faith determination that (i) continued use by the Registering Stockholders of the Stockholder Registration Statement filed by Parent for purposes of effecting offers or sales of Merger Common Shares pursuant thereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in Stockholder Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning Parent, its business or prospects or any proposed material transaction involving Parent,
(ii) such premature disclosure would be materially adverse to Parent, its business or prospects or any such proposed material transaction or would make the successful consummation by Parent of any such material transaction significantly less likely and (iii) it is therefore essential to suspend the use by the Registering Stockholders of such Stockholder Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Merger Common Shares pursuant thereto, then the right of the Registering Stockholders to use such Stockholder Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Merger Common Shares pursuant thereto shall be suspended for a period (the
"Suspension Period") of not more than 90 days in any twelve (12) month period
 -----------------
after delivery by the Company of the certificate referred to above in this
Section 2.13(b). During the Suspension Period, none of the Registering Stockholders shall offer or sell any Merger Common Shares pursuant to or in reliance upon such Stockholder Registration Statement (or the prospectus relating thereto). Parent agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused Parent to suspend the use of the Registration Statement (and the prospectus relating thereto) pursuant to this Section 2.13(b), Parent will provide the Registering Stockholders with revised prospectuses, if required, and will notify the Registering Stockholders of their ability to effect offers or sales of Merger Common Shares pursuant to or in reliance upon such Stockholder Registration Statement.

      Parent agrees that no other holder of Parent Stock seeking to resell shares of Parent Common Stock pursuant to a shelf registration statement on Form S-3 will be permitted to sell shares of Parent Common Stock pursuant to such shelf registration statement during a Suspension Period. Parent shall not be required to disclose to the Registering Stockholders the reasons for requiring a suspension of sales hereunder, and the Registering Stockholders shall not disclose to any third party the existence of any such suspension.

      (c) Registration Procedures. In connection with the filing by Parent of
          -----------------------
the Stockholder Registration Statement, Parent shall furnish to each Registering Stockholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act. Subject to Section 2.13(b), Parent shall prepare and file with the SEC such amendments and supplements to the Stockholder Registration Statement and the prospectus used in connection with such Stockholder Registration Statement as may be reasonably necessary to keep such Stockholder Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Merger Common Shares pursuant to such Stockholder Registration Statement until the earlier of (i) such time as all such Merger Common

Shares have been disposed of or (ii) the third anniversary of the Closing Date. Parent shall furnish to each Registering Stockholder a copy of any amendment or supplement to such Stockholder Registration Statement or prospectus prior to filing the same with the SEC, and shall not file any such amendment or supplement to which any such requesting Registering Stockholder shall reasonably have objected to in writing prior to the filing thereof on the grounds that such amendment or supplement contains a material inaccuracy with respect to the description of such Registering Stockholder.

      If Parent has delivered preliminary or final prospectuses to the Registering Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act as described in the immediately preceding paragraph, Parent shall promptly notify the Registering Stockholders and, if requested by Parent, the Registering Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to Parent. Parent shall promptly provide the Registering Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the Registering Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.

      Parent shall furnish to each requesting Registering Stockholder such number of conformed copies of the Stockholder Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such Stockholder Registration Statement (including each preliminary prospectus) and such number of documents, if any, incorporated by reference in such Stockholder Registration Statement or prospectus, as such requesting Registering Stockholder may reasonably request.

      Parent shall use its reasonable best efforts to register or qualify the Merger Common Shares covered by the Stockholder Registration Statement under the securities or "blue sky" laws of such states as the Registering Stockholders shall reasonably request; provided, however, that Parent shall not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

      Parent shall pay the expenses incurred by it in complying with its obligations under this Section 2.13, including all registration and filing fees, exchange listing fees and fees and expenses of Parent's counsel and accountants, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Registering Stockholders in connection with sales under the Stockholder Registration Statement and (ii) the fees and expenses of any counsel retained by Registering Stockholders.

      (d) Requirements of Company Stockholders. Parent shall not be required to
          ------------------------------------
include any Merger Common Shares in the Stockholder Registration Statement unless the Registering Stockholder owning such shares (i) furnishes to Parent in writing such information regarding such Registering Stockholder and the proposed sale of Merger Common Shares by such Registering Stockholder as Parent may reasonably request in writing in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities and (ii) upon the written request of Parent, confirms in writing its indemnification obligations under Section 2.13(e)(ii).

      (e) Indemnification.  In the event that any Merger Common Shares of
          ---------------
the Registering Stockholders are included in a registration statement pursuant to this Agreement:

      (i) To the fullest extent permitted by law, Parent will indemnify and hold harmless each Registering Stockholder, any underwriter (as defined in the Securities Act), and each officer, director, fiduciary, employee, member, general partner and limited partner (and affiliates thereof) of such Registering Stockholder or such underwriter, each broker or other person acting on behalf of such Registering Stockholder and each person, if any, who controls such Registering Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of the Securities Act or state securities or blue sky laws applicable to Parent and leading to action or inaction required of Parent in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and will reimburse on demand such Registering Stockholder, such underwriter, such broker or other person acting on behalf of such Registering Stockholder or such officer, director, fiduciary, employee, member, general partner, limited partner, affiliate or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the provisions of this Section 2.13(c); provided, however, that (x) the indemnity agreement contained in this Section 2.13(c) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld or delayed), nor shall Parent be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Registering Stockholders, any underwriter for them or controlling person with respect to them and (y) the foregoing indemnity shall not inure to the benefit of any Registering Stockholder, underwriter, broker or other person acting on behalf of such Registering Stockholder or such officer, director, fiduciary, employee, member, general partner, limited partner, affiliate or controlling person from whom the Person asserting any loss, claim, damage, liability or action purchased Merger Common Shares during a Suspension Period or if copies of a revised prospectus were timely delivered to such Registering Stockholder pursuant to Section 2.13(b) and a copy of revised prospectus was not sent or given by or on behalf of such Registering Stockholder to such Person, if required by law to have been delivered, and such revised prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense.

      (ii) To the fullest extent permitted by law, each Registering Stockholder will indemnify and hold harmless Parent, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter for Parent (within the meaning of the Securities Act), and all other Registering Stockholders against any losses, claims, damages or liabilities to which Parent or any such director, officer, controlling person, underwriter or other Registering Stockholders may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Registering Stockholder expressly for use in connection with such registration; and such Registering Stockholder will reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Registering Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the provisions of Section 2A.5(c); provided, however, that the maximum amount of liability of each Registering Stockholder hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by such Registering Stockholder from the sale of Merger Common Shares covered by such registration statement, and provided further that the indemnity agreement contained in this Section 2.13(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those Registering Stockholder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld or delayed).

      Promptly after receipt by an indemnified party under this Section 2.13(e) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 2.13(e), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.13(e), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.13(e). Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.13(e), but the omission so to notify the indemnifying party will not relieve him of any liability that the indemnifying party may have to any indemnified party otherwise other than under this Section 2.13.

      In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Registering Stockholder exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 2.13 but it is judicially determined that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.13 provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of any such Registering Stockholder or any such controlling person in circumstances for which indemnification is provided under this Section 2.13, then, in each such case, the Company and such Registering Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Merger Common Shares offered by the Stockholder Registration Statement bears to the public offering price of all securities offered by such Stockholder Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (i) no such holder will be required to contribute any amount in excess of the net proceeds to it of all Merger Common Shares sold by it pursuant to such Stockholder Registration Statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

      Notwithstanding anything in this Section 2.13 to the contrary, if, in connection with an underwritten public offering, Parent, the Registering Stockholders and the underwriters enter into an underwriting or purchase agreement relating to such offering that contains provisions covering indemnification among the parties, then the indemnification provision of this
Section 2.13(e) shall be deemed inoperative for purposes of such offering.

      (f) Rule 144.  Parent shall use its reasonable best efforts to comply
          --------
with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC), regarding the availability of current public information to the extent required to enable each Registering Stockholder to sell Merger Common Shares without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the written request of a Registering Stockholder, Parent will deliver to such Registering Stockholder a written statement as to whether it has complied with such requirements and, upon a Registering Stockholder's compliance with the applicable provisions of Rule 144, will take such action as may reasonably be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Merger Common

Shares properly requested by such Registering Stockholder, in accordance with the terms and conditions of Rule 144.

      (g) Transferees.  The Stockholder Registration Statement and the
          -----------
prospectus that is a part thereof shall provide appropriate disclosure indicating that the term "selling stockholders" as used therein shall include donees, transferees, pledges and other successors in interest of the Registering Stockholders. Parent hereby covenants to file any amendment to the Stockholder Registration Statement, or supplement the prospectus that is a part thereof, to enable any Registering Stockholder's donees, transferees, pledges or other successors in interest to sell any Merger Common Shares pursuant to the Stockholder Registration Statement. All rights of any Registering Stockholder under this Section 2.13(g) shall run to the benefit of any donees, transferees, pledges or other successors in interest of such Registering Stockholder.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      As an inducement of Parent and Sub to enter into this Agreement, the Company hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Parent and Sub which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, except as otherwise set forth in written disclosure schedules (the "Company Disclosure Schedules") delivered to Parent prior to the date
      ----------------------------
hereof, a copy of which is attached hereto. The Company Disclosure Schedules are numbered to correspond to the various sections of this Article 3 setting forth certain exceptions to the representations and warranties contained in this
Article 3 and certain other information called for by this Agreement. Notwithstanding any other provision of this Agreement or the Company Disclosure Schedules, each exception set forth in the Company Disclosure Schedules will be deemed to qualify each representation and warranty set forth in this Agreement
(i) that is specifically identified (by cross-reference or otherwise) in the Company Disclosure Schedules as being qualified by exception or (ii) with respect to which the relevance of such exception is reasonably apparent on the face of the disclosure of such exception set forth in the Company Disclosure Schedules.

      3.1 Organization. The Company is a corporation duly organized, validly
          ------------
existing and in standing under the laws of the State of Delaware, with all requisite corporate power and authority to conduct its Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its Business or the ownership of its properties. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is set forth in
Schedule 3.1.
------------

      3.2  Capitalization.
           --------------

      (a) Stock. As of the date of this Agreement, the authorized capitalization
          -----
of the Company consists of (i) 10,000,000 shares of Company Common Stock of which 4,181,065 shares are issued and outstanding and (ii) 5,000,000 shares of Company Preferred Stock. Of the authorized shares of Company Preferred Stock, 400,000 shares have been designated as Series A

Preferred Stock, 359,885 of which are issued and outstanding. No additional shares of capital stock of the Company will be issued after the date hereof except for shares of Company Stock issuable upon the exercise of Company Options and Company Warrants outstanding on the date hereof. The Company has no other capital stock authorized, issued or outstanding. Schedule 3.2(a) sets forth the name of each holder of shares of Company Stock, as well as the number of shares of Company Stock held by each such holder.

      (b) Warrants. As of the date of this Agreement, no shares of Company
          --------
Common Stock and 6,567 shares of Company Preferred Stock are reserved for issuance upon the exercise of outstanding Company Warrants. Schedule 3.2(b) sets
                                                            ---------------
forth the name of each holder of Company Warrants, as well as the number of Company Warrants held by each such holder, the number of shares of Company Stock for which each such Company Warrant is exercisable, the date upon which each such Company Warrant becomes exercisable and the price per share of Company Stock for which each such Company Warrant is exercisable (without taking into account whether or not such Company Warrant is in fact exercisable on the date hereof). True and correct copies of the forms of warrant agreements governing all Company Warrants have been previously provided or made available to Parent.

      (c)  Options.  As of the date of this Agreement, 400,000 shares of Company
           -------
Common Stock are reserved for issuance upon the exercise of outstanding Company Options. Schedule 3.2(c) sets forth the name of each holder of Company Options,
         ---------------
as well as the number of the Company Options held by each such holder, the number of shares of Company Common Stock for which each such Company Option is exercisable, the date upon which each such Company Option becomes exercisable and the price per share of Company Common Stock for which each such Company Option is exercisable (without taking into account whether or not such Company Option is in fact exercisable on the date hereof). A true and correct copy of the plan document governing all Company Options, which contains the forms of option agreement used in all cases, has been previously provided or made available to Parent.

      (d) No Other Capital Stock, Options, Warrants. Except for the Company
          -----------------------------------------
Warrants and Company Options referred to above, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of the Company. Except for up to 6,567 shares of Company Preferred Stock reserved for issuance upon exercise of Company Warrants up to 400,000 shares of Company Common Stock reserved for issuance upon exercise of outstanding Company Options and up to 359,885 shares of Company Common Stock reserved for issuance upon the Conversion of Company Preferred Stock, no shares of capital stock of the Company are reserved for issuance.

      (e) Valid Issuances. All outstanding shares of Company Stock are, and any
          ---------------
shares of Company Stock issued upon exercise of any Company Warrant or Company Option will be, validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights created by statute, the Company's Certificate of Incorporation or Bylaws, or any Contract. The outstanding shares of Company Stock, Company Warrants and Company Options have been, and the shares of Company Stock issuable upon the exercise of outstanding Company Warrants and Company Options will be, issued in compliance with all federal and state corporate and securities laws.

      3.3 Stockholders' Agreements, etc. Except as set forth on Schedule 3.3,
          -----------------------------
there are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of the Company.

      3.4 Authorization. The Company has all necessary corporate power and
          -------------
authority to enter into this Agreement and the Ancillary Agreements to which the Company is a party and has taken all corporate action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Company, and this Agreement is, and upon execution and delivery thereof each Ancillary Agreement to which the Company is a party will be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      3.5 Officers and Directors. Schedule 3.5 contains a true, correct and
          ----------------------
complete list of all the officers and directors of the Company.

      3.6 Bank Accounts. Schedule 3.6 contains a list of all of the Company's
          -------------
bank accounts, safe deposit boxes and persons authorized to draw thereon or have access thereto.

      3.7  Subsidiaries. The Company does not own or hold any equity interest of
           ------------
any kind in any other Person.

      3.8  Real Property.
           -------------

          (a) General. The Company leases all real property necessary for the
              -------
conduct of the Business as presently conducted.

          (b) Owned Real Property. Schedule 3.8(b) hereto sets forth all
              -------------------  ---------------
Facilities owned by the Company or to be acquired by it prior to the Effective Time. With respect to each parcel of owned real property, except as set forth on
Schedule 3.8(b), (i) the Company has good and marketable fee simple title to such parcel of real property, free and clear of any and all Encumbrances other than Permitted Encumbrances, (ii) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of real property, except for those which constitute a Permitted Encumbrance,
(iii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such parcel of real property or any portion thereof or interest therein, (iv) there are no parties (other than the Company) who are in possession of or who are using any such parcel of real property, except in connection with a Permitted Encumbrance, and (v) there is no (A) pending or threatened condemnation proceeding relating to such parcel of real property, (B) pending or threatened Action relating to such parcel of real property, or (C) other matter adversely affecting the current or currently proposed use, occupancy or value of, such parcel of real property.

      (c) Leased Real Property. Schedule 3.8(c) sets forth all Leases pursuant
          --------------------
to which Facilities are leased by the Company (as lessee), true and correct copies of which have been delivered or made available to Parent. Such Leases constitute all Leases, subleases or other occupancy agreements pursuant to which the Company occupies or uses Facilities. Except as set forth on Schedule 3.8(c), the Company has good
                                           ---------------
and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all leased property described in such Leases (the "Leased Property"), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the Lease therefor by the lessor. With respect to each such parcel of Leased Property (i) there are no pending or threatened condemnation proceedings relating to, or any pending or threatened Actions relating to, the Company's leasehold interests in such Leased Property or any portion thereof, (ii) neither the Company nor any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein, except in connection with a Permitted Encumbrance, and (iii) the Company has not received notice of any pending or threatened special assessment relating to such Leased Property or otherwise has any knowledge of any pending or threatened special assessment relating thereto.

      With respect to each Lease listed on Schedule 3.8(c), (i) there has been
                                           ---------------
no default under any such Lease by the Company or by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a default under any such Lease, (iii) such Lease is a valid and binding obligation of the lessor, is in full force and effect with respect to and is enforceable against the lessor in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by the Company, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the Company without the consent of the Company under any such Lease, (v) no party has repudiated to the Company any term thereof or threatened to the Company to terminate, cancel or not renew any such Lease and (vi) the Company has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

      3.9  Personal Property.
           -----------------

           (a) General. The Company owns or leases all personal property Assets
               -------
necessary for the conduct of the Business as presently conducted, and the personal property Assets (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of the Business as presently conducted.

            (b) Owned Personal Property. Except as set forth on Schedule 3.9(b),
                -----------------------                         ---------------
the Company has good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (iii) there are no parties (other than the Company) who are in possession of or who are using any such item of personal property.

            (c) Leased Personal Property. The Company has good and valid
                ------------------------
leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. Schedule 3.9(c)
                                                                ---------------
sets forth all Leases for personal property involving annual payments of more than $25,000.

      With respect to each Lease listed on Schedule 3.9(c), (i) there has been
                                           ---------------
no default under such Lease by the Company or by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause (with or without notice and with or without the passage of time) a default under any such Lease, (iii) such Lease is a valid and binding obligation of the applicable lessor, is in full force and effect and is enforceable by the Company in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity,
(iv) no action has been taken by the Company and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than by the Company without the consent of the Company under any such Lease, (v) no party has repudiated any term thereof or threatened to terminate, cancel or not renew any such Lease, and (vi) the Company has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

      3.10  Environmental Matters.
            ----------------------

            (a) Compliance. The Company is in compliance with all Environmental
                ----------
Laws, including, without limitation, all Permits required thereunder to conduct the Business as currently being conducted or proposed to be conducted. All such Permits are listed on Schedule 3.10(a). The Company has not received any notice
                      ----------------
to the effect that, or otherwise has knowledge that, (i) it is not in compliance with, or is in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently existing circumstances are reasonably likely to result in a failure of the Company to comply with, or a violation by the Company of, any such Environmental Laws or Permits required thereunder. The Company at all times during its existence has been in compliance with all Environmental Laws.

             (b) Environmental Claims. There are no existing or potential
                 --------------------
Environmental Claims against the Company. The Company has not received any written notification or otherwise has any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by the Company.

              (c) Hazardous Substances.  No underground tank or other
                  --------------------
underground storage receptacle for Hazardous Substances is currently located on the Facilities, and there have been no releases of any Hazardous Substances from any such underground tank or related piping and there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding the reportable quantities as defined under federal or state law on, upon or into the Facilities other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder. In addition, there have been no such releases by predecessors of the Company and no releases in quantities exceeding the reportable quantities as defined under federal or state law on, upon, or into any real property in the immediate vicinity of any of the real properties of the Company other than those authorized by Environmental Laws which, through soil or ground water contamination, may have come to be located on the properties of the Company.

              (d)  Environmental Indemnities.  Except as set forth on Schedule
                   -------------------------                          --------
3.10(d), the Company is not a party, whether as a direct signatory or as
-------
successor, assign or third-party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Schedules) under which the Company is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

              (e)  No Releases.  The Company has not released any other person
                   -----------
from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

              (f)  Environmental Reports.  Complete and accurate copies of the
                   ---------------------
Environmental Reports, as well as all other written environmental reports, audits or assessments which have been conducted, either by the Company or any person engaged by the Company for such purpose, at any facility owned or formerly owned by the Company have been made available to Parent and a list of all such reports, audits and assessments is set forth on Schedule 3.10(f).
                                                         ----------------

      3.11  Contracts.
            ---------

            (a) Disclosure. Schedule 3.11 sets forth a complete and accurate
                ----------   -------------
list of all of the Contracts of the following categories:

                 (i)  Contracts not made in the ordinary course of business;

                (ii) License agreements, collaboration agreements, research agreements, development agreements or royalty agreements (excluding licenses that are commonly available on standard commercial terms, such as software "shrink-wrap" licenses);

               (iii) Confidentiality and non-disclosure agreements (whether the Company is the beneficiary or the obligated party thereunder);

                (iv) Contracts or commitments involving future expenditures or Liabilities, actual or potential, in excess of $25,000 after the date hereof or otherwise material to the Business or the Assets;

                    (v) Contracts or commitments relating to commission arrangements with others that are material to the Business;

                    (vi) Employment contracts, consulting contracts, severance agreements, "stay-bonus" agreements and similar arrangements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of the Company or
(B) that will result in the payment by, or the creation of any Liability of the Company, the stockholders of the Company or Parent to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                    (vii)  Indemnification agreements;

                    (viii) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company shall be the borrower, lender or guarantor thereunder (excluding credit provided by the Company in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice); (ix) Contracts containing covenants limiting the freedom of the Company, or any officer, director, Employee or Affiliate of the Company, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

                    (x) Any Contract with the federal, state or local government or any agency or department thereof;

                    (xi)   Any Contract or other arrangement with a Related
Party;

                    (xii) Leases of real or personal property involving annual payments of more than $25,000; and

                    (xiii) Any other Contract under which the consequences of a default or termination would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      Complete and accurate copies of all of the Contracts listed on Schedule
                                                                     --------
3.11, including all amendments and supplements thereto, have been made available
----
to Parent. The Company has included as part of Schedule 3.11 a brief summary of
                                               -------------
the material terms of each oral Contract.

              (b) Absence of Defaults. Except as set forth on Schedule 3.11(b),
                  -------------------
(i) all of the Contracts are valid, binding and enforceable in accordance with their terms with no existing or threatened Default or dispute; (ii) the Company has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its obligations under each of such Contracts; and (iii) all parties to such Contracts have complied with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to the Company.

              (c) Product Warranty. The Company has not committed any act, and
                  ----------------
there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of the Company, with respect to products designed, manufactured, assembled, sold, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date which could reasonably be expected to result in Liability to the Company exceeding $25,000 in the aggregate.

        3.12  No Conflict or Violation; Consents. Except as set forth on
              ----------------------------------
Schedule 3.12, none of the execution, delivery or performance of this Agreement
-------------
or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Company, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice or the passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of the Assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Assets are subject, (c) violate any applicable Regulation or Court Order applicable to the Company or (d) impose any Encumbrance on any Assets or the Business. Except as set forth on Schedule 3.12, no notices to,
                                               -------------
declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by the Company in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.

        3.13  Permits. Schedule 3.13 sets forth a complete list of all material
              -------  -------------
Permits, all of which are as of the date hereof, and will be as of the Closing Date, in full force and effect. The Company has, and at all times has had, all Permits required under any applicable Regulation in its operation of the Business or in its ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. The Company is not in default, nor has the Company received any notice of any claim of default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Schedule 3.13, will not be
                                                -------------
adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements.

        3.14  Financial Statements; Books and Records.
              ---------------------------------------

              (a) General. The financial statements of the Company, including
                  -------
without limitation the Financial Statements, are complete, are in accordance with the Company's Books and Records and fairly present in the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated thereby, in accordance with GAAP consistently applied throughout the periods covered thereby.

            (b) Internal Controls. The Company maintains a system of internal
                -----------------
accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (c) Books and Records. The Books and Records, in reasonable detail,
                -----------------
accurately and fairly reflect the activities of the Company and the Business and have been provided to Parent for its inspection.

            (d) All Accounts Recorded. The Company has not engaged in any
                ---------------------
transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the Books and Records.

            (e) Corporate Records. The stock records and minute books of the
                -----------------
Company that have been made available to Parent fully reflect all minutes of meetings, resolutions and other material actions and proceedings of its stockholders, trustees and board of directors and all committees thereof, all issuances, transfers and redemptions of capital stock and contain true, correct and complete copies of their respective Certificate of Incorporation and Bylaws of the Company and all amendments thereto through the date hereof.

     3.15 Absence of Certain Changes or Events. Except as set forth on Schedule
          ------------------------------------                         --------
3.15, since the Balance Sheet Date there has not been any:
----

            (a) Company Material Adverse Change;

            (b) failure to operate the Business in the ordinary course so as to use all commercially reasonable efforts to preserve the Business intact and to preserve the continued services of the Company's employees and the goodwill of strategic partners, suppliers, customers and others having business relations with the Company or its Representatives;

            (c) resignation or termination of any officer, director or manager, or any increase in the rate of compensation payable or to become payable to any officer, director or manager or Representative of the Company (other than general, regularly-scheduled reviews), including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person;

            (d) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets to, or entering into of any Contract with, any Related Party except regular compensation to Employees;

            (e) sale, assignment, license, transfer or Encumbrance of any of the Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

       (f) new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice;

       (g) actual or threatened termination of any customer account or group of accounts or actual or threatened reduction in purchases or royalties payable by any such customer or occurrence of any event that is likely to result in any such termination or reduction;

       (h) disposition or lapsing of any Proprietary Rights of the Company, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

       (i) change in accounting methods or practices by the Company;

       (j) revaluation by the Company of any of the Assets, including writing off or establishing reserves with respect to inventory, notes or accounts receivable (other than for which adequate reserves have been previously established;

       (k) damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets, the Business or the prospects of the Company;

       (l) declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any equity securities of the Company;

       (m) issuance or reservation for issuance by the Company of, or commitment of it to issue or reserve for issuance, any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable for shares of capital stock or other equity securities;

       (n) increase, decrease or reclassification of the capital stock of the Company;

       (o) amendment of the Certificate of Incorporation or Bylaws of the Company;

       (p) capital expenditure or execution of any lease or any incurring of liability therefor by the Company, involving payments or obligations in excess of $25,000 in the aggregate;

       (q) failure to pay any material obligation of the Company when due;

       (r) cancellation of any indebtedness or waiver of any rights of substantial va lue to the Company, except in the ordinary course of business and consistent with past practice;

       (s) indebtedness incurred by the Company for borrowed money or any commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company;

            (t) liability incurred by the Company except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

            (u) payment, discharge or satisfaction of any Liabilities of the Company other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

            (v) acquisition of any equity interest in any other Person; or

            (w) agreement by the Company directly or indirectly to do any of the foregoing.

      3.16  Liabilities. Except as set forth in Schedule 3.16, the Company has
            -----------                         -------------
no Liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) Liabilities which are reflected and properly reserved against in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, (iii) Tax Liabilities and (iv) Liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on Schedule 3.11. None of the Liabilities
                                   -------------
described in this Section 3.16 relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any action, order writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions").
                                                                 -------

      3.17 Litigation. Except as set forth on Schedule 3.17, there is no Action,
           ----------                         -------------
pending or threatened or anticipated (i) against, relating to or affecting the Company, any of the Assets or any of the Company's officers and directors as such, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent the Company from consummating the transactions contemplated hereby. None of the Actions, if adversely determined against the Company, its respective directors or officers, or any other Person could reasonably be expected to result in a loss to the Company, individually or in the aggregate, in excess of $25,000. There is no basis for any Action, which if adversely determined against the Company, its directors or officers or any other Person could reasonably be expected to result in a loss to the Company, individually or in the aggregate, in excess of $25,000. There are currently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting the Company, the Business or any of the Assets. Schedule 3.17 contains
                                                          -------------
a complete and accurate description of all Actions to which the Company has been a party or which relate to any of the Assets or the Company's officers or directors as such, or any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by the Company for collection of monies owed in the ordinary course of business.

      3.18  Labor Matters.
            -------------

            (a) General. The Company is not a party to any labor agreement with
                -------
respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of the Company. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company's activities, and the Company has no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Company nor is any grievance currently being asserted against it; and the Company has not experienced a work stoppage or other labor difficulty. There are no controversies pending or threatened between the Company and its Employees, and the Company is not aware of any facts which could reasonably result in any such controversy.

            (b) Compliance. The Company is in compliance in all material
                ----------
respects with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes and is not engaged in any unfair labor practice. The Company is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

            (c) Severance Obligations. Except as set forth on Schedule 3.18(c),
                ---------------------                         ---------------
the Company has not entered into any severance, "stay-bonus" or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of Parent or the Company to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement (whether or not employment is continued for any specified period after the Effective Time). Except as set forth on Schedule 3.18(c), neither the execution and delivery of
                       ----------------
this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

            (d) Highly Compensated Employees.  Attached hereto as Schedule
                ----------------------------                      --------
3.18(d) is a list of the names of all present Employees with total
-------
compensation expected to exceed $75,000 in 2001 and their current compensation payable by the Company. Notwithstanding any provision of this Agreement or any Schedule to the contrary, the Company represents that from and after the Effective Time no benefit or other compensation is payable to any Person identified on Schedule 3.18(d) upon the voluntary resignation of such Person
              ----------------
from employment with Parent or the Company as a result of the occurrence of the Effective Time.

      3.19  Employee Benefit Plans.
            ----------------------

            (a) Employee Plans. Except as set forth on Schedule 3.19, there are
                --------------                         -------------
no, and since the formation of the Company, there have been no, Employee Plans which cover or have covered employees of the Company or under which the Company has contributed or has any obligation to contribute or with respect to which the Company has any liability. With respect to each Employee Plan, the Company has delivered or made available to Parent a true, complete and correct copy of (i) such Employee Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Employee Plan, (ii) each trust agreement or other funding arrangement relating to such Employee Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Employee Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Employee Plan), (iv) the most recent actuarial report or financial statement relating to such Employee Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Employee Plan and any pending request for such a determination letter. Neither the Company, nor any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Employee Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

              (b) Compliance. Each Employee Plan has been administered in
                  ----------
accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of such Employee Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company's financial statements prior to the date of this Agreement. With respect to such Employee Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company could be subject to any liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Employee Plans, ERISA, the Code or any other applicable Law.

              (c) Qualification. The Company on behalf of itself and each ERISA
                  -------------
Affiliate hereby represents that: (i) each Employee Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(6) of the Code has received a favorable determination letter from the IRS as to its qualified status, and each trust established in connection with any such Employee Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code, and no fact or event has occurred that could adversely affect the qualified status of any such Employee Plan or the exempt status of any such trust and (ii) each Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Employee Plan is a Pension Plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet included in the Financial Statements prior to the date of this Agreement). No suit, administrative proceeding, action or other litigation has been brought, or is threatened, against or with respect to any such Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

              (d) Multiemployer Plans. No Employee Plan is a Multiemployer Plan
                  -------------------
or other Pension Plan subject to Title IV of ERISA and neither the Company nor any ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a liability thereunder. None of the assets of the Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

              (e) Funding Deficiency. With respect to each Pension Plan set
                  ------------------
forth on Schedule 3.19 that is subject to Title IV or Part 3 of Title I of ERISA
         -------------
or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur,
(ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Pension Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

              (f) Retiree Welfare Benefits. Except as required by Law, no
                  ------------------------
Employee Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. The Company is in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations)
                   -----
thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including proposed regulations) thereunder.

              (g) Deductibility of Payments. There is no contract, agreement,
                  -------------------------
plan or arrangement covering any Employee or former Employee of the Company (with respect to such Employee's relationship with the Company) that, individually or collectively, requires the payment by the Company of any amount
(i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

              (h) Fiduciary Duties and Prohibited Transactions. The Company has
                  --------------------------------------------
not engaged in, or has any liability in respect of, any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in
Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA so as to create any liability of the Company. The Company has not participated in a violation of
Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan, and the Company has not been assessed any civil penalty under
Section 502(l) of ERISA.

              (i) No Adoption. Neither the Company nor any ERISA Affiliate has
                  -----------
announced to Employees, former Employees, consultants or directors an intention to create, or otherwise created, a legally binding commitment to adopt, change or terminate any Employee Plan which is intended to cover employees or former employees of the Company (with respect to their relationship with the Company).

              (j) Unpaid Contributions. Neither the Company nor any ERISA
                  --------------------
Affiliate has any liability for unpaid contributions under Section 515 of ERISA.

     3.20  Transactions with Related Parties.  Except for employment agreements
           ---------------------------------
and other compensation arrangements disclosed on Schedule 3.20, no Related Party
                                                 -------------
has (a) borrowed or loaned money or other property to the Company which has not been repaid or returned, (b) any contractual relationship or other claims, express or implied, of any kind whatsoever against the Company or (c) any interest in any property used by the Company.

     3.21  Compliance with Law.  The Company and its predecessors have conducted
           -------------------
the Business in compliance in all material respects with all applicable Regulations and Court Orders. The Company has not received any notice to the effect that, or has otherwise been advised that, the Company or any predecessor is not in compliance with any such Regulations or Court Orders, and the Company has no reason to anticipate that any existing circumstances are likely to result in any violation of any of the foregoing.

     3.22  Intellectual Property.
           ---------------------

          (a)  Schedule 3.22(a) lists all Company Registered Proprietary Rights
               ----------------
(including all trademarks and service marks that the Company have used with the intent of creating or benefiting from any common law rights relating to such marks) and lists any proceedings or actions pending as of the date hereof before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Proprietary Rights.

          (b) The Company has all requisite right, title and interest in or valid and enforceable rights under Contracts or Licenses to use all Company Proprietary Rights necessary to the conduct of the Business as presently conducted. Except as set forth on Schedule 3.22(b), each item of Company
                                  ----------------
Proprietary Rights, including all Company Registered Proprietary Rights listed on Schedule 3.22(b), is owned exclusively by the Company (excluding Proprietary
   ----------------
Rights licensed to the Company under any License) and is free and clear of any Encumbrances. Except as set forth on Schedule 3.22(b), the Company (i) owns
                                     ----------------
exclusively all trademarks, service marks and trade names used by the Company in connection with the operation or conduct of the Business, including the sale of any products or technology or the provision of any services by the Company, provided, however, that the Company may use trademarks, service marks and trade names of third parties which are licensed to the Company or are in the public domain, and (ii) owns exclusively, and have good title to, all copyrighted works that are Company's products or other works of authorship that the Company otherwise purport to own; provided, however, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to the Company or are in the public domain.

          (c) To the extent that any Company Proprietary Rights have been developed or created by any Person other than the Company, except as set forth in Schedule 3.22(c), the Company has a written agreement with such Person with
   ----------------
respect thereto and the Company has either (i) obtained ownership of, and is the exclusive owner of, all such Proprietary Rights by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Proprietary Rights.

          (d)  Except pursuant to agreements described in Schedule 3.22(d), the
                                                          -----------------
Company has not transferred ownership of or granted any License of or other right to use or authorized the retention of any rights to use, any Proprietary Rights that are or were Company Proprietary Rights, to any other Person.

          (e) The Company Proprietary Rights constitute all the Proprietary Rights necessary or desirable to conduct the Business as it currently is conducted or as reasonably contemplated to be conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Company (including products, technology, or services currently under development). Each of the Company Proprietary Rights owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary and desirable action to maintain and protect each item of the Company Proprietary Rights that it owns or uses.

          (f)  Schedule 3.22(f) lists all Contracts and Licenses (including all
               ----------------
inbound Licenses) to which the Company is a party with respect to any Proprietary Rights. Except as set forth in Schedule 3.22(f), no Person other
                                           ----------------
than the Company has ownership rights to improvements made by the Company in Proprietary Rights that have been licensed to the Company.

          (g)  Schedule 3.22(g) lists all Contracts, Licenses and agreements
               ----------------
between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Proprietary Rights of any Person other than the Company.

          (h) Except as set forth in Schedule 3.22(h), the operation of the Business as currently conducted or as presently proposed to be conducted, including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company do not infringe or misappropriate the Proprietary Rights of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or an unfair trade practice under any applicable Law, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Proprietary Rights of any Person or constitutes unfair competition or trade practices under any applicable Law.

     (i)  Except as set forth in Schedule 3.22(i), each item of Company
                                 ----------------
Registered Proprietary Rights is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes due through the date of this Agreement in connection with such Registered Proprietary Rights have been paid and all necessary documents and certificates in connection with such Company Registered Proprietary Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Proprietary Rights. Schedule 3.22(i) lists all actions that must be
                                ----------------
taken by the Company within 180 days from the
date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Proprietary Rights. Except as set forth in
Schedule 3.22(i), the Company has not registered the copyright with the U.S.
----------------
Copyright Office for the latest version of each product or technology of the Company that constitutes or includes a copyrightable work. In each case in which the Company has acquired ownership of any Proprietary Rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Proprietary Rights (including the right to seek damages with respect to such Proprietary Rights) to the Company, to the maximum extent required to protect the Company's ownership interests in and to such Proprietary Rights in accordance with applicable Laws, the Company has recorded each such assignment of Registered Proprietary Rights with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          (j)  Except as set forth in Schedule 3.22(j), there are no Contracts
                                      ----------------
or Licenses between the Company and any other Person with respect to Company Proprietary Rights under which there is any claim (or facts that may reasonably lead to a claim) known to the Company regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Company thereunder.

          (k) No Person is infringing or misappropriating any Company Proprietary Rights.

          (l) The Company has taken all commercially reasonable steps to protect its rights in confidential information and trade secrets of the Company or provided by any other Person to the Company subject to a duty of confidentiality. Without limiting the generality of the foregoing, the Company has, and enforces, a policy requiring each Employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements, and all current and former employees, consultants and independent contractors of the Company have executed such agreements, as applicable. Except as set forth in Schedule 3.22(l), forms of all
                                                  ----------------
such agreements have been provided to Parent or made available to Parent for review.

          (m) No Company Proprietary Rights or product, technology or service of the Company is subject to any Order or Action or Proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Proprietary Rights by the Company or that may affect the validity, use or enforceability of such Company Proprietary Rights.

          (n) Neither this Agreement nor any transactions contemplated by this Agreement will result in Parent granting any rights or licenses with respect to the Proprietary Rights of Parent to any Person pursuant to any Contract to which the Company is a party or by which any of its Assets are bound.

          (o) The Company has taken all necessary and appropriate steps to protect and preserve ownership of Company Proprietary Rights. The Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of the Company Proprietary Rights. In the event that any consultant is concurrently employed by the Company and a third party, the Company has taken additional steps to ensure that any Company Proprietary Rights developed by such a consultant does not belong to the third party or conflict with the third party's employment agreement such steps include, but are not limited to, ensuring that all research and development work performed by such a consultant are performed only on the Company's facilities and only using the Company's resources, except as set forth in Schedule 3.22(q).
                                            ----------------

     3.23  Tax Matters.
           -----------

          (a)  Filing of Tax Returns.  The Company has timely filed with the
               ---------------------
appropriate taxing authorities all Tax Returns required to be filed through the date hereof. The Tax Returns filed are complete and accurate. Except as set forth on Schedule 3.23(a), the Company is not presently the beneficiary of, and
         ----------------
has no pending request for, any extension of time within which to file any Tax Return. The Company has delivered to Parent complete and accurate copies of the federal and state income Tax Returns of the Company for the years 1998, 1999 and 2000, and has delivered or made available to Parent complete and accurate copies of all other Tax Returns of the Company for those years.

          (b)  Payment of Taxes.  All Taxes due from the Company in respect of
               ----------------
periods (or portions thereof) ending before the Closing Date have been timely paid, or an adequate reserve (in conformity with GAAP) has been established therefor, as set forth in the Financial Statements, and the Company has no Liability for Taxes in excess of the amounts so paid or the reserves so established. Except as set forth on Schedule 3.23, all Taxes that the Company is
                                    -------------
required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

          (c)  Audits, Investigations or Claims.  No deficiencies for Taxes of
               --------------------------------
the Company have been claimed, proposed or assessed by any taxing or other governmental authority. Except as set forth on Schedule 3.23, there are no
                                               -------------
pending or threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of the Company, and there are no matters under discussion with any governmental authorities with respect to Taxes that are likely to result in an additional Liability for Taxes. Except as set forth on
Schedule 3.23, the Company has not been notified that any taxing authority
-------------
intends to audit any of the Company's Tax Returns. Except as set forth on
Schedule 3.23, no extension of a statute of limitations relating to Taxes is in
-------------
effect with respect to the Company.

          (d)  Lien.  Except for Permitted Encumbrances, there are no
               ----
Encumbrances for Taxes on any of the Assets.

          (e)  Tax Elections.  The Company has not (i) consented at any time
               -------------
under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any Assets; (ii) agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise other than as a result of the Merger; (iii) made an election, or is required, to treat any Asset as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired and does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; or (v) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision. Since its formation, the Company has never been an S Corporation within the meaning of the Code.

          (f)  Prior Affiliated Groups.  The Company is not and has never been a
               -----------------------
member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined consolidated or unitary state or local return.

          (g)  Tax Sharing Agreements.  There are no Tax-sharing agreements or
               ----------------------
similar arrangements (including indemnity arrangements) with respect to or involving the Company, the Assets or the Business and, after the Closing Date, none of the Company, the Assets or the Business shall be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

          (h)  Partnerships.  The Company has no interest in nor is it subject
               ------------
to any joint venture, partnership, limited liability company or other arrangement or contract which is treated as a partnership for federal income tax purposes.

          (i)  USRPHC.  The Company is not and has not been a United State real
               ------
property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

          (j)  Other Entity Liability.  The Company does not have any Liability
               ----------------------
for the Taxes of any Person (other than Taxes of the Company without regard to the activities of any predecessor) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

     3.24  Insurance.  Schedule 3.24 contains a complete and accurate list of
           ---------   -------------
all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which the Company is the owner, insured or beneficiary. All of such policies are sufficient for (i) compliance with all Regulations and all of the Contracts, (ii) covering all reasonably foreseeable damage to and liabilities or contingencies relating to the Company's conduct of the Business and (iii) providing replacement cost insurance coverage for all of the Assets, Fixtures and Equipment and all leasehold improvements. The Company is not in default under any of such policies or binders, and has not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. There are no facts known to the Company upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Closing Date.

     3.25  Accounts Receivable.  Except as contemplated by Schedule 3.25, the
           -------------------                             -------------
accounts and notes receivable reflected in the Balance Sheet, and all accounts or notes receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements.

     3.26  Purchase Commitments and Outstanding Bids.  As of the date of this
           -----------------------------------------
Agreement, the aggregate of all Contracts for the purchase of Inventory by the Company, other than in the ordinary course of business, does not exceed $25,000. No outstanding purchase or outstanding lease commitment of the Company presently is in excess of the normal, ordinary and usual requirements of the Business or was made at any price in excess of the now current market price or contains terms and conditions more onerous than those usual and customary in the Company's business. There are outstanding no pending obligations to lease real property in addition to those identified on Schedule 3.8(c).
                                            ---------------

     3.27  Suppliers.  Schedule 3.27 sets forth a complete and accurate list of
           ---------   -------------
the names and addresses of the ten (10) suppliers with the greatest dollar volume of sales to the Company during the last fiscal year and during the last fiscal quarter, showing the approximate total purchases in dollars by the Company from each such supplier during such fiscal year. Since the Balance Sheet Date, there has been no adverse change in the business relationship of the Company with any supplier named on Schedule 3.27. The Company has not received
                                   -------------
any written communication from any supplier named on Schedule 3.27 of any
                                                     -------------
intention to return, terminate or materially reduce purchases from or supplies to the Company.

     3.28  Brokers; Transaction Costs.  Except as set forth on Schedule 3.28,
           --------------------------                          -------------
the Company has not entered into and will not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Parent, the Company or any other Person to pay any finder's fee, brokerage commission, or similar payment in connection with the transactions contemplated hereby.

     3.29  No Other Agreements to Sell the Company or the Assets.  The Company
           -----------------------------------------------------
has no legal obligation, absolute or contingent, to any other Person to sell the Assets (other than Inventory in the ordinary course of business) or to sell any capital stock of the Company or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto, except pursuant to this Agreement.

     3.30  Foreign Corrupt Practices Act.  Neither the Company nor any
           -----------------------------
predecessor, agent, employee or other Person associated with or acting on behalf of the Company or any predecessor has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     3.31  Financial Information.  The Company has provided to Parent prior to
           ---------------------
the date hereof certain written financial information prepared by the Company with respect to the Business which information was prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such financial information or as to whether the estimates contained therein will be achieved, except that the Company represents and warrants that such financial information was prepared in good faith and is based on assumptions believed by it to be reasonable as of the date of this Agreement.

     3.32  Approvals.  Schedule 3.32 contains a list of all material approvals
           ---------   -------------
or consents relating to the Business which are required to be given to or obtained by the Company from any Person in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

     3.33  Takeover Statutes.  No Takeover Statute applicable to the Company is
           -----------------
applicable to the Merger or the transactions contemplated hereby.

     3.34  Material Misstatements Or Omissions.  No representations or
           -----------------------------------
warranties by the Company in this Agreement or any Ancillary Agreement to which it is a party or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by the Company or any of its Representatives to Parent or Sub pursuant hereto, or in connection with the transactions contemplated by this Agreement or by such Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF Parent AND SUB

     As an inducement of the Company to enter into this Agreement, Parent and Sub hereby make, as of the date hereof and as of the Closing Date, the following representations and warranties to the Company, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, except as otherwise set forth in written disclosure schedules (the "Parent Disclosure Schedules") delivered to the Company prior to the date
 ---------------------------
hereof, a copy of which is attached hereto. The Parent Disclosure Schedules are numbered to correspond to the various sections of this Article 4 setting forth certain exceptions to the representations and warranties contained in this
Article 4 and certain other information called for by this Agreement. Notwithstanding any other provision of this Agreement or the Parent Disclosure Schedules, each exception set forth in the Parent Disclosure Schedules will be deemed to qualify each representation and warranty set forth in this Agreement
(i) that is specifically identified (by cross-reference or otherwise) in the Parent Disclosure Schedules as being qualified by such exception or (ii) with respect to which the relevance of such exception is reasonably apparent on the face of the disclosure of such exception set forth in the Parent Disclosure Schedules.

     4.1  Organization.  Parent is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, the assets owned or leased by it. Parent is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

     4.2  Capitalization.
          --------------

          (a)  Stock.  As of the date of this Agreement, the authorized
               -----
capitalization of Parent consists of (i) 50,000,000 shares of Parent Common Stock of which 11,519,313 shares are issued and outstanding and (ii) 5,000,000 shares of Parent Preferred Stock, none of which are issued and outstanding. Parent has no other capital stock authorized, issued or outstanding except as set forth on Schedule 4.2(a).

          (b)  Options.  As of the date of this Agreement, 1,965,297 shares of
               -------
Parent Common Stock are reserved for issuance upon the exercise of outstanding Parent Options.

          (c)  No Other Capital Stock, Options, Warrants.  Except for Parent
               -----------------------------------------
Options referred to above, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of the Company. Except for (i) up to 470,000 shares of Parent Common Stock reserved for issuance pursuant to Parent's 1996 Amended Employee Stock Purchase Plan, (ii) up to 150,000 shares of Parent Common Stock reserved for issuance upon exercise of Parent Options granted under Parent's 1996 Directors' Stock Option Plan, (iii) up to 2,830,000 shares of Parent Common Stock reserved for issuance upon exercise of Parent Options granted under Parent's 1993 Amended Incentive Stock Plan and (iv) and up to 550,000 shares of Parent Common Stock reserved for issuance pursuant to the exercise of Parent Options granted under Parent's 2001 Incentive Stock Plan, no shares of capital stock of Parent are reserved for issuance.

          (d)  Valid Issuances.  All outstanding shares of Parent Common Stock
               ---------------
are, and any shares of Parent Common Stock issued upon exercise of any Parent Option will be, validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights created by statute, Parent's Certificate of Incorporation or Bylaws, or any Contract. The outstanding shares of Parent Common Stock Parent Options have been, and the shares of Parent Common Stock issuable upon the exercise of outstanding Parent Options will be, issued in compliance with all federal and state corporate and securities laws.

          (e) The Merger Shares to be issued pursuant to the terms of this Agreement have been duly authorized and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

          (f) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.001 per share, of which 100 shares are issued and outstanding. All of such outstanding shares are owned by Parent and are validly issued, fully paid and non-assessable.

     4.3  Authorization.  Each of Parent and Sub has all necessary corporate
          -------------
power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each of Parent and Sub, and this Agreement is, and upon execution and delivery thereof each of the Ancillary Agreements to which Parent or Sub is a party will be, a valid and binding obligation of Parent or Sub, as applicable, enforceable against Parent or Sub, as applicable, in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     4.4  No Conflict or Violation; Consents.  Except as set forth on Schedule
          ----------------------------------                          --------
4.4, none of the execution, delivery or performance of this Agreement or any
---
Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, the consummation of the Financing, nor compliance by Parent or Sub with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Parent or Sub, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Parent or Sub is a party or by which Parent or Sub is bound or to which any of their respective assets are subject, (c) violate any Regulation or Court Order applicable to Parent or Sub or (d) impose any Encumbrance on any assets of Parent or Sub or their respective businesses. Except for filings pursuant to applicable state securities or blue sky laws and Regulation D of the Securities Act or as set forth on Schedule 4.4, no notices
                                                      ------------
to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Parent or Sub in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement to which Parent and/or Sub is a party or the consummation of (i) the transactions contemplated hereby or thereby and (ii) the Financing.

     4.5  SEC Documents; Financial Statements.  Parent has timely filed all
          ------------------------------------
reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act, and has previously provided or made available to the Company true and correct copies of all reports filed by Parent with the SEC since December 31, 2000 (the "Parent SEC Documents"). As of their respective dates,
                        --------------------
the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents or such other forms, reports or other documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, which were not individually or in the aggregate material) in all material respects the consolidated financial position of Parent and its subsidiaries as at the dates thereof and the results of its operations and cash flows for the periods then ended.

     4.6  Absence of Certain Changes or Events.  Except as otherwise set forth
          ------------------------------------
in the Parent SEC Documents filed prior to the date hereof or on Schedule 4.6, since December 31, 2000, there has not been any Parent Material Adverse Effect.

     4.7  Litigation.  Except as described in the Parent SEC Documents filed
          ----------
prior to the date hereof, there is no Action pending against Parent, or as to which Parent has received written notice, individually or in the aggregate, (i) that is reasonably likely to have a Parent Material Adverse Effect or (ii) with respect to which there is a reasonable likelihood of a determination which would prevent Parent from consummating the transactions contemplated hereby or the Financing.

     4.8  Compliance with Laws.  Parent has conducted its business in compliance
          --------------------
in all material respects with all applicable Regulations and Court Orders. Parent has not received any notice to the effect that, or has otherwise been advised that, Parent is not in compliance with any such Regulations or Court Orders, and Parent has no reason to anticipate that any existing circumstances are likely to result in any violation of any of the foregoing that would have, individually or in the aggregate, a Parent Material Adverse Effect.

     4.9  Tax Matters.  Neither Parent nor any of its Affiliates has taken or
          -----------
agreed to take any action that, to Parent's knowledge, would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

     4.10  Opinion of Financial Advisor.  The financial advisor of Parent, J.P.
           ----------------------------
Morgan H&Q, has delivered to Parent an opinion dated the date of this Agreement, a copy of which opinion has been delivered to the Company, as to the fairness, from a financial point of view, of the Exchange Ratio.

     4.11  Takeover Statutes.  No Takeover Statute applicable to Parent is
           -----------------
applicable to the Merger or the transactions contemplated hereby.

     4.12  Intellectual Property Rights.  The Parent Proprietary Rights
           ----------------------------
constitute all the Proprietary Rights necessary or desirable to conduct the business of Parent as it is currently conducted or as reasonably contemplated to be conducted. The operation of the Parent's business as currently conducted or as presently proposed to be conducted, including Parent's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Parent do not, to Parent's knowledge, infringe or misappropriate the Proprietary Rights of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or an unfair trade practice under any applicable Law, and Parent has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Parent infringes or misappropriates the Proprietary Rights of any Person or constitutes unfair competition or trade practices under any applicable Law.

     4.13  ERISA Compliance.  Parent and each of the Employee Plans established
           ----------------
or maintained by Parent or its ERISA Affiliates are in compliance in all material respects with ERISA. Except as would not reasonably be expected to result in a Parent Material Adverse Effect, no "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Employee Plan established or maintained by Parent or its ERISA Affiliates. Except as would not reasonably be expected to result in a Parent Material Adverse Effect, no Employee Plan established or maintained by Parent or its ERISA Affiliates, if such Employee Plan were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Except as would not reasonably be expected to result in a Parent Material Adverse Effect, neither Parent nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Plan established or maintained by Parent or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except where the failure to so qualify would not reasonably be expected to result in a Parent Material Adverse Effect.

     4.14  Labor Matters.  Except as set forth on Schedule 4.14, Parent has not
           -------------                          -------------
entered into any severance, "stay-bonus" or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of Parent to make any payment to any present or former Employee following termination of employment or upon consummation of (i) the transactions contemplated by this Agreement (whether or not employment is continued for any specified period after the Effective Time) and (ii) the Financing. Except as set forth on Schedule 4.14, neither the execution and delivery of this Agreement or
         -------------
any Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, or the consummation of the Financing, will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

     4.15  Liabilities.  Except as set forth in Schedule 4.15, Parent has no
           -----------                          -------------
Liabilities or obligations (absolute, accrued, contingent or otherwise) except
(i) Liabilities which are reflected and properly reserved against in the financial statements contained in the Parent SEC Documents filed prior to the date hereof, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since March 31, 2001 and (iii) Liabilities arising under Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) of Parent. None of the Liabilities described in this Section 4.15 relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any Action.

     4.16  No Other Agreements to Sell Parent or Parent's Assets.  Parent has no
           -----------------------------------------------------
legal obligation, absolute or contingent, to any other Person to sell a material portion of its assets (other than Inventory in the ordinary course of business) or to sell any capital stock of Parent or to effect any merger, consolidation or other reorganization of Parent or to enter into any agreement with respect thereto, except pursuant to this Agreement.

                                   ARTICLE 5
                       ACTIONS BY THE COMPANY AND PARENT

     The Company, Parent and Sub, each as indicated below, covenant as follows:

     5.1  Conduct of Business.  From the date hereof through the Closing Date,
          -------------------
the Company shall, except as otherwise expressly contemplated by this Agreement, or as consented to by Parent in writing, operate the Business solely in the ordinary course of business and in accordance with past practice and will not, in any event, take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not, except as specifically contemplated by this Agreement or as consented to by Parent in writing:

          (a) incur any indebtedness for borrowed money (other than pursuant to revolving credit lines or equipment lines in existence on the date hereof), or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person in excess of $25,000;

          (b) issue (except pursuant to the exercise of Company Options and Company Warrants outstanding on the date of this Agreement and disclosed in
Schedule 3.2) or commit to issue any shares of its capital stock or any other
------------
securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acquire capital stock;

          (c) declare, pay or incur any obligation to pay any dividend on its capital stock or declare, make or incur any obligation to make any distribution or redemption or pay any liquidation preference with respect to its capital stock (except with respect to redemption of shares of Company Common Stock from Employees at cost in connection with the termination of an Employee's employment or association, as the case may be, with the Company);

          (d) make any change to the Company's Certificate of Incorporation or Bylaws;

          (e) mortgage, pledge or otherwise encumber any Assets or sell, transfer, license or otherwise dispose of any Assets except for (i) the sale of inventory to customers in the ordinary course of business and consistent with past practice, (ii) Assets with an aggregate book value of $25,000 or less,
(iii) the grant of licenses in the ordinary course of business and consistent with past practice, and (iv) pursuant to Contracts listed on Schedule 3.11;
                                                             -------------

          (f) cancel, release or assign any indebtedness owed to it or any claims or rights held by it, except pursuant to Contracts listed on Schedule 3.11;

          (g) make any investment or commitment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person in excess of $25,000 in the aggregate;

          (h) terminate any material Contract or make any change in any material Contract;

          (i) enter into or modify any employment Contract, (ii) pay any compensation to or for any Employee, officer or director other than in the ordinary course of business and pursuant to existing employment arrangements,
(iii) pay or agree to pay any bonus, incentive compensation, service award, severance, "stay bonus" or other like benefit or
(iv) enter into or modify any other Employee Plan;

          (j) take any action that will result in (i) the acceleration or vesting of any rights of any Person to benefits under any Employee Plan or (ii) any obligation (absolute or contingent) of the Company to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement (whether or not employment is continued for any specified period after the Effective Time);

          (k) enter into or modify any Contract or other arrangement with a Related Party;

          (l) make any change in any method of accounting or accounting practice;

          (m) fail to comply with all Regulations applicable to the Assets and the Business consistent with past practices, except for any such failures that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

          (n) fail to use its commercial best efforts to (i) maintain the Business, (ii) retain the Employees so that such Employees will remain available to the Surviving Corporation on and after the Closing Date, (iii) maintain existing relationships with material collaborators, suppliers and customers and others having business dealings with Parent and (iv) otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date;

          (o) make or change any election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle or compromise any claim, notice, audit report or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

          (p) directly or indirectly take, agree to take or otherwise permit to occur any of the actions described in Sections 5.1(a) through 5.1(o).

     5.2  Conduct of Parent's Business.  From the date hereof through the
          ----------------------------
Closing Date, Parent shall not, except as otherwise expressly contemplated by this Agreement, or as consented to by the Company in writing, take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing. Without limiting the generality of the foregoing, Parent shall not, except as specifically contemplated by this Agreement or as consented to by the Company in writing:

          (a) enter into or modify any employment Contract, (ii) pay any compensation to or for any employee, officer or director other than in the ordinary course of business and pursuant to existing employment arrangements,
(iii) pay or agree to pay any bonus, incentive compensation, service award, severance, "stay bonus" or other like benefit or (iv) enter into or modify any other employee benefit plan;

          (b) take any action that will result in (i) the acceleration or vesting of any rights of any Person to benefits under any Employee Plan or (ii) any obligation (absolute or contingent) of Parent to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement (whether or not employment is continued for any specified period after the Effective Time); or

          (c) directly or indirectly take, agree to take or otherwise permit to occur any of the actions described in Sections 5.2(a) or 5.2(b).

     5.3  Approval of Stockholders of the Company.
          ---------------------------------------

          (a) As soon as reasonably practicable after the date hereof, the Company shall take all action necessary to obtain from its stockholders necessary approval in connection with this Agreement and the transactions contemplated hereby (including the Merger). The Company agrees that it will submit to its stockholders a written consent in lieu of a meeting of such stockholders (the "Stockholder Consent") (a) approving the execution, delivery
                   -------------------
and performance by the Company of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, (b) in the case of a holder of Company Preferred Stock, agreeing not to treat the transactions contemplated by this Agreement as a liquidation entitling such holder of Company Preferred Stock to a liquidation preference, and (c) expressly waiving any dissenters' appraisal or similar remedy available under the DGCL or other applicable law. The Company, acting through its Board of Directors, shall (i) recommend approval and adoption of this Agreement and the Merger by the Stockholders and (ii) obtain the "approval of the stockholders" of the Company within the meaning of the DGCL to this Agreement and the transactions contemplated hereby and to enable the Closing to occur as promptly as practicable. The Board of Directors of the Company shall not withdraw, amend or modify in a manner adverse to Parent its recommendation referred to in clause (i) of the preceding sentence (or publicly announce its intention to do so), except that such Board of Directors shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) if (x) the Company has complied with Section 5.6, (y) a Superior Company Transaction shall have been proposed by any Person other than Parent and such proposal is pending at the time of such withdrawal, amendment or modification and (z) the Company shall have notified Parent of such Superior Company Transaction at least five days in advance of such withdrawal, amendment or modification.

          (b)  "Superior Company Transaction" means any bona fide written
                ----------------------------
proposal with respect to a transaction involving all of the outstanding Company Stock or all or substantially all of the Assets which the Board of Directors of the Company determines, in its good faith judgment, (i) contains terms which are more favorable and provide greater value to the Company's stockholders than this Agreement and the Merger taken as a whole and (ii) is reasonably capable of being completed on substantially the terms proposed (including consideration as to whether such proposal is fully financed, if applicable).

          (c) Concurrently with the execution and delivery of this Agreement, the Company has delivered to Parent an executed Stockholder Support Agreement from Stockholders beneficially owning in the aggregate shares of Company Common Stock representing not less than 51% of the issued and outstanding Company Common Stock entitled to vote with respect to the Merger.

     5.4  Approval of Parent Stockholders.  As soon as reasonably practicable
          -------------------------------
after the date hereof, Parent shall take all action necessary to obtain from its stockholders necessary approval in connection with this Agreement and the transactions contemplated hereby (including the Merger and the issuance of the Merger Shares), including, without limitation, preparing, filing with the SEC and mailing to its stockholders a proxy statement with respect thereto, and duly calling, giving notice of, convening and holding a meeting or meetings of its stockholders for such purpose. Parent, acting through its Board of Directors, shall (i) recommend approval and adoption of this Agreement and the Merger by the stockholders of Parent and (ii) use all commercially reasonable efforts to obtain the "approval of the stockholders" of Parent within the meaning of the DGCL to this Agreement and the transactions contemplated hereby and to enable the Closing to occur as promptly as practicable. The Board of Directors of Parent shall not withdraw, amend or modify in a manner adverse to the Company its recommendation referred to in clause (i) of the preceding sentence (or publicly announce its intention to do so), except that such Board of Directors shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) if (x) Parent has complied with Section 5.6,
(y) a Superior Parent Transaction shall have been proposed by any Person other than the Company and such proposal is pending at the time of such withdrawal, amendment or modification and (z) Parent shall have notified the Company of such Superior Parent Transaction at least five days in advance of such withdrawal, amendment or modification.

          (b)  "Superior Parent Transaction" means any bona fide written
                ---------------------------
proposal with respect to a transaction involving a majority of the outstanding Parent Common Stock or all or substantially all of the assets of Parent which the Board of Directors of Parent determines, in its good faith judgment, (i) contains terms which are more favorable and provide greater value to Parent's stockholders than this Agreement and the Merger taken as a whole and (ii) is reasonably capable of being completed on substantially the terms proposed (including consideration as to whether such proposal is fully financed, if applicable).

     5.5  Access.  From the date hereof through the Closing Date, each of the
          ------
Company and Parent shall, and shall cause its officers, Employees and Representatives to, afford the Representatives of the other party upon reasonable notice and at all reasonable times access to its business for the purpose of inspecting the same, and to its officers, employees and Representatives, properties, books and records, contracts and assets, and shall furnish the other party and its Representatives, upon reasonable notice and in a timely manner, all financial, operating and other data and information as the other party, or its affiliates, through their respective Representatives, may reasonably request.

     5.6  Notification of Certain Matters.  Each of the Company and Parent shall
          -------------------------------
give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the party giving such notice contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of the party giving such notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under any Ancillary Agreement; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition, and provided further that no party shall have the right to terminate this Agreement pursuant to Section 9.1 as a result of the other party's failure to promptly
            -----------
give such notice so long as any such occurrence or failure required to be contained in such notice, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect with respect to the other party. Each of the Company and Parent shall promptly notify the other party of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to result in a Material Adverse Effect. In addition, the Company shall promptly notify Parent in the event it determines to commence any Action or other legal proceeding and shall keep Parent reasonably informed as to the status of any such Action or proceeding.

     5.7  No Mergers, Consolidations, Sale of Stock, etc.  Neither the Company
          ----------------------------------------------
nor Parent will, directly or indirectly, through any Representative or otherwise, (a) solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to (i) the sale or exchange of its capital stock, (ii) the merger of itself with, or the direct or indirect disposition of a significant amount of its assets or its business to, any Person other than Parent or the Company, as applicable, or (iii) the licensing of the its Proprietary Rights to any Person, (except in the ordinary course of business and consistent with past practice), or (b) provide any assistance or any information to any Person in connection with any such inquiry, proposal or transaction; provided, however, that nothing contained in this Agreement shall prevent Parent or the Company from furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written Proposed Acquisition Transaction if and only to the extent that (x) the Board of Directors of Parent or the Company, as the case may be, determines that such Proposed Acquisition Transaction is reasonably likely to result in a Superior Parent Transaction or Superior Company Transaction, as the case may be, (y) prior to furnishing such information or entering into such discussions or negotiations, the applicable Board of Directors receives from such Person an executed confidentiality agreement with terms no more favorable to such Person than those contained in the Confidentiality Agreement and (z) prior to recommending a Superior Parent Transaction or Superior Company Transaction, as the case may be, Parent or the Company provides the other party at least five business days' prior notice of its intention to make such a recommendation, during which time the Company or Parent, as the case may be, may make, and in such case the other party shall consider in good faith, a counterproposal to such Superior Parent Transaction or Superior Company Transaction, as the case may be. Each of the Company and Parent represents that it is not now engaged in discussions or negotiations with any party other than the other party to this Agreement, with respect to any transaction of the kind described in clauses (a) (i) through (a) (iii) of the preceding sentence (a "Proposed Acquisition Transaction"). Each of the Company and Parent agrees not
 --------------------------------
to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of them is a party. Each of the Company and Parent shall (x) promptly notify the other party (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction, (y) promptly notify the other party of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party and (z) keep the other party informed of the status of such offer and the offeror's efforts and activities with respect thereto.

         Notwithstanding the foregoing, in the event that the Closing has not occurred on or prior to November 30, 2001, each of Parent and the Company may arrange for alternate financing through the issuance and sale of equity or debt securities; provided, however, that (a) the negotiation and/or completion of any such alternate financing shall not affect the rights and obligations of any party under this Agreement, including, without limitation, each party's obligations under Section 5.11 and (b) in the event that any such alternate financing is completed prior to December 31, 2001, the purchaser of any such securities shall, as a condition to the completion of such financing, execute an irrevocable written consent approving the transactions contemplated hereby and the Financing, which consent shall be reasonably acceptable in form and substance (i) to Parent, in the case of such an alternate financing by the Company or (ii) the Company, in the case of such an alternate financing by Parent.

     5.8  Nasdaq National Market Listing of Merger Shares.  Parent shall use
          -----------------------------------------------
its commercially reasonable efforts to cause the Merger Shares to be authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

     5.9  Company's Auditors.  The Company will use commercially reasonable
          ------------------
efforts to cause its management to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations and
(ii) the review of any Company or predecessor audit work papers, including, as applicable, the review of selected interim financial statements and data.

     5.10  Takeover Statutes; Stockholder Rights Plan.  If any Takeover Statute
           ------------------------------------------
or stockholder rights plan is or may become applicable to the transactions contemplated hereby or the Financing, the Boards of Directors of the Company and Parent will grant such approvals and take such actions as are commercially reasonably and necessary so that the transactions contemplated hereby and the Financing may be consummated as promptly as practicable on the terms contemplated hereby and by the Financing and otherwise act to eliminate the effects of any Takeover Statute or stockholder rights plan on any of the transactions contemplated hereby or by the Financing.

     5.11  Further Assurances.  Upon the terms and subject to the conditions
           ------------------
contained herein, the parties agree, in each case both before and after the Closing, (i) to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable commercial efforts (A) to obtain any necessary Consents (including, without limitation, all filings required to be made under the HSR Act with respect to this Agreement and the transactions contemplated hereby),
(B) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities, (C) to fulfill all other conditions to this Agreement and (D) to cooperate in the preparation and distribution to the Stockholders of an information statement as may be necessary to perfect an exemption from the registration requirements of the Securities Act in connection with the issuance of shares of Parent Common Stock to such Stockholders and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, (y) no amendment or modification shall be made to any Contract to obtain any required Consent without the prior written consent of Parent and (z) no party hereto or any of their respective Affiliates shall be required to sell, transfer, divest or otherwise dispose of any of its respective business, assets or properties in connection with this Agreement or any of the transactions contemplated hereby.

     5.12  Directors.  At Effective Time, (a) certain members of the Board of
           ---------
Directors of Parent shall resign from the Board of Directors of Parent and (b) the Board of Directors of Parent shall appoint Mark B. Skaletsky to the Board of Directors of Parent, to hold office in accordance with the Certificate of Incorporation and Bylaws of Parent, and until his successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of Parent and in accordance with applicable law. Mark
B. Skaletsky shall serve as the Chairman of the Board of Directors of Parent.

     5.13  President and Chief Executive Officer.  At the Effective Time, (a)
           -------------------------------------
James E. Rurka shall resign from his position as Parent's President and Chief Executive Officer and (b) the Board of Directors of Parent shall appoint Mark B. Skaletsky as the President and Chief Executive Officer of Parent to serve at the leisure of the Board of Directors of Parent.

     5.14  Parent Name; Headquarters.  In connection with the transactions
           -------------------------
contemplated by this Agreement, Parent will (a) change its name to Essential Therapeutics, Inc. and (b) relocate its corporate headquarters to Waltham, Massachusetts.

     5.15  Confidentiality Agreement.  The parties acknowledge that Parent and
           -------------------------
the Company have previously executed a Mutual Non-Disclosure Agreement, dated as of May 14, 2001 (the "Confidentiality Agreement"), which shall continue in full
                      -------------------------
force and effect in accordance with its terms, except as may be expressly modified herein.

     5.16  Indemnification; Directors' and Officers' Insurance, etc.
           --------------------------------------------------------

          (a) Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation (from and after the Effective Time) to honor all the Company's obligations (including, to the extent provided as of the date hereof, reimbursement and/or advances for payment of reasonable attorneys' fees) to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors and officers of the Company against all losses, claims, damages or liabilities arising out of acts or omissions by any such directors and officers occurring prior to the Effective Time to the maximum extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company's Certificate of Incorporation, the Company's Bylaws, the DGCL, or otherwise, and such obligation shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company's Certificate of Incorporation, the Company's Bylaws, the DGCL and individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations or agreement, as the case may be, with respect to any claims against such directors or officers arising out of such acts or omissions, provided, however, that the Company shall have no such obligations with respect to any such losses, claims, damages or liabilities arising out of or in connection with any such acts or omissions (i) made by any such current or former director or officer in bad faith, (ii) from which any such current or former director or officer derived an improper personal benefit or
(iii) which constitutes a breach of any such current or former director's or officer's fiduciary duties.

          (b) Parent shall cause to be maintained in effect for a period of six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters or events occurring prior to the Effective Time.

          (c)  If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into another Person and the Surviving Corporation shall not be the continuing or surviving corporation or entity of such consolidation or merger and the continuing or surviving entity does not assume the obligations of the Surviving Corporation set forth in this Section
5.16 or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that the successors and assigns of the Surviving Corporation assume, as a matter of law or otherwise, the obligations set forth in this Section 5.16.

     5.17   Tax Matters.  Parent and the Company shall take no action following
            -----------
the Merger that prevents the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. Following the Merger, Parent or one or more members of Parent's qualified group (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) will either continue the Company's historic business or use a significant portion of the Company's historic business assets in a business. Parent has no plan or intention to, and in the one-year period following the Merger, Parent shall not, (a) liquidate the Company, merge the Company into another Person or sell or otherwise dispose of any of the stock of the Company, (b) cause or permit the Company to sell or dispose of any of the Assets, except for dispositions made in the ordinary course of business or (c) redeem or otherwise reacquire any of the Parent Common Stock issued in the Merger. Notwithstanding the preceding sentence, Parent shall not be precluded from (i) transferring all or part of the stock of the Company to a corporation controlled by Parent within the meaning of Section 368(c) of the Code or (ii) causing or permitting the Company to transfer all or part of the Assets to a corporation controlled by the Company within the meaning of
Section 368(c) of the Code, provided that in the case of any transfer permitted under this sentence Parent shall not cause or permit the transferee to make a successive transfer of such stock or Assets other than to a corporation controlled by such transferee within the meaning of Section 368(c) of the Code.

     5.18  Bridge Financing.  In the event that the Closing has not occurred on
           ----------------
or prior to September 30, 2001, the Company may from time to time request in writing that Parent make working capital advances to the Company in an aggregate amount not to exceed $1.5 million ($1,500,000). Within five business days after receipt of such a request and subject to Parent's receipt from the Company of an executed Note (as defined), Parent shall make the requested funds available to the Company via wire transfer of immediately available funds. All working capital advances made by Parent to the Company pursuant to this Section 5.18 shall be evidenced by a promissory note in the form attached hereto as Exhibit F
                                                                       ---------
(the "Note").  The Note shall become due, and the principal and accrued interest
      ----
thereon shall be payable by the Company, immediately upon the termination of this Agreement for any reason. Notwithstanding any other provision of this Agreement, the Company shall have no rights to terminate this Agreement pursuant to Section 9.1(f) after such date as Parent has made any working capital advances to the Company pursuant to this Section 5.18.

                                   ARTICLE 6
                    CONDITIONS TO THE COMPANY'S OBLIGATIONS

     The obligations of the Company to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of the Company, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

     6.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Parent and Sub contained in this Agreement shall be true and correct at and as of the Closing Date (except for representations and warranties which expressly refer to a particular date, which shall be true and correct as of such date) as if such representations and warranties were made at and as of the Closing Date, except (i) for changes contemplated by this Agreement and (ii) where the reason for or circumstances giving rise to the failure of one or more representations and warranties to be true and correct, individually or in the aggregate and without regard to any qualification as to materiality or Parent Material Adverse Effect, has not had and is not reasonably likely to have a Parent Material Adverse Effect. Parent and Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date . There shall be delivered to the Company a certificate of Parent signed by its Chief Executive Officer to the foregoing effect ("Parent Closing Certificate").
                   --------------------------

     6.2  Consents.  All Consents, approvals and waivers from governmental
          --------
authorities and other parties necessary to permit consummation of the Merger as contemplated hereby and for the operation of the business of Parent after the Closing (including all third party consents) shall have been obtained, except for such non-governmental consents or approvals as would not, individually or in the aggregate, have a Parent Material Adverse Effect. The Company shall be satisfied that all approvals required under any Regulations to permit Parent and Sub to carry out the transactions contemplated by this Agreement and the Ancillary Agreements (including, without limitation, the expiration or termination of the waiting period under the HSR Act) shall have been obtained, except for such non-governmental consents or approvals as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     6.3  No Restraints or Court Orders.  No temporary restraining order,
          -----------------------------
preliminary or permanent injunction, or other order issued by any court or competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger, will be in effect, and no petition or request by any governmental authority or agency for any such injunction or other order will be pending. There shall not be any Regulation or Court Order that makes the acquisition of the Company Stock contemplated hereby illegal or otherwise prohibited or that otherwise may have a Parent Material Adverse Effect.

     6.4  Closing Documents.  Parent shall have delivered to the Company the
          -----------------
documents and other items described in Section 8.2 and such other documents and items as the Company may reasonably require.

     6.5   Material Adverse Change. There shall not have been any Parent
           -----------------------
Material Adverse Change.

     6.6   Financing. The Company shall have entered into definitive agreements
           ---------
with regard to the Financing, and such agreements shall be in full force and effect. The consummation of the Financing shall occur simultaneously with the Closing.

     6.7   Nasdaq Listing. The shares of Parent Common Stock into which shares
           --------------
of Company Stock will be converted in the Merger will have been authorized for listing, subject to official notice of issuance, on the Nasdaq National Market.

     6.8   Severance Agreements. Parent shall have entered into a Severance
           --------------------
Agreement with each of Mark B. Skaletsky, Paul Mellett, Manuel Navia, and Patrick Connelly, and each such Severance Agreement shall be in full force and effect.

     6.9   Stockholders Agreement. Parent shall have entered into the
           ----------------------
Stockholders Agreement with each of Mark B. Skaletsky, Paul Mellett, Manuel Navia, Patrick Connelly, Mass Ventures LLC and Michael Dailey, and such Stockholders Agreement shall be in full force and effect.

     6.10  Option Agreement. Parent shall have entered into an Option Agreement
           ----------------
with the Company pursuant to which Parent shall have granted the Company an option to purchase shares of Parent Common Stock under certain circumstances, and such Option Agreement shall not have been terminated prior to the Effective Time.

     6.11  Stockholder Approval. The stockholders of Parent shall have approved
           --------------------
this Agreement and the transactions contemplated hereby (including the Merger) and shall have taken all further actions related to the due authorization of the Merger as may be required under the DGCL.

                                   ARTICLE 7
                 CONDITIONS TO PARENT'S AND SUB'S OBLIGATIONS

     The obligations of Parent and Sub to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Parent, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

     7.1   Representations, Warranties and Covenants. All representations and
           -----------------------------------------
warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing Date (except for representations and warranties which expressly refer to a particular date, which shall be true and correct as of such date) as if such representations and warranties were made at and as of the Closing Date, except (i) for changes contemplated by this Agreement and (ii) where the reason for or circumstances giving rise to the failure of one or more representations and warranties to be true and correct, individually or in the aggregate and without regard to any qualification as to materiality or Company Material Adverse Effect, has not had and is not reasonably likely to have a Company Material Adverse Effect. The Company shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Parent a certificate of the

Company signed by its Chief Executive Officer to the foregoing effect (the "Company Closing Certificate").
 ---------------------------

     7.2   Consents. All Consents, approvals and waivers from governmental
           --------
authorities and other parties necessary to permit consummation of the Merger as contemplated hereby and for the operation of the Business after the Closing (including all required third party consents under the Contracts) shall have been obtained except for such non-governmental consents or approvals as would not, individually or in the aggregate, have a Company Material Adverse Effect. Parent shall be satisfied that all approvals required under any Regulations to permit the Company and the Stockholders to carry out the transactions contemplated by this Agreement and the Ancillary Agreements (including, without limitation, the expiration or termination of the waiting period under the HSR
Act) shall have been obtained, except for such non-governmental consents or approvals as would not, individually or in the aggregate, have a Company Material Adverse Effect.

     7.3   No Restraints or Court Orders. No temporary restraining order,
           -----------------------------
preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger, will be in effect, and no petition or request by any governmental authority or agency for any such injunction or other order will be pending. There shall not be any Regulation or Court Order that makes the acquisition of the Company Stock contemplated hereby illegal or otherwise prohibited or that otherwise may have a Company Material Adverse Effect.

     7.4   Closing Documents. The Company shall have delivered to Parent the
           -----------------
documents and other items described in Section 8.1 and such other documents and items as Parent may reasonably require.

     7.5   Exemption under Federal and State Securities Laws. Parent shall have
           -------------------------------------------------
received questionnaires and other documentation reasonably requested by Parent from the Company and/or the Stockholders evidencing that, in connection with the transactions contemplated by this Agreement, there are no more than 35 purchasers of securities from Parent (within the meaning of Rule 506 under the Securities Act).

     7.6   Stockholder Approval. The stockholders of Parent shall have approved
           --------------------
this Agreement and the transactions contemplated hereby (including the Merger) and shall have taken all further actions related to the due authorization of the Merger as may be required under the DGCL.

     7.7   Tax Matters. No new elections with respect to Taxes, or changes in
           -----------
current elections with respect to Taxes, affecting the Company shall have been made after the date of this Agreement without the prior written consent of Parent, which consent shall not be unreasonably withheld.

     7.8   Severance Agreements. Each of Mark B. Skaletsky, Paul Mellett, Manuel
           --------------------
Navia, and Patrick Connelly shall have entered into an Severance Agreement with Parent, and each such Severance Agreement shall be in full force and effect.

     7.9   Stockholders Agreement. Each of Mark B. Skaletsky, Paul Mellett,
           ----------------------
Manuel Navia, Patrick Connelly, Mass Ventures LLC and Michael Dailey shall have entered into the Stockholders Agreement with Parent, and such Stockholders Agreement shall be in full force and effect.

     7.10  First Amended and Restated Executive Stock Purchase Agreement. Mark
           -------------------------------------------------------------
B. Skaletsky and the Company shall have entered into the First Amended and Restated Executive Stock Purchase Agreement, and such First Amended and Restated Executive Stock Purchase Agreement shall be in full force and effect.

     7.11  Execution of Stockholder Consents. Stockholders beneficially owning
           ---------------------------------
in the aggregate shares of Company Stock representing not less than 51% of the issued and outstanding Company Common Stock and not less than 51% of the issued and outstanding Company Preferred Stock, in each case entitled to vote with respect to the Merger, shall have duly executed and delivered the Stockholder Consent.

     7.12  Material Adverse Change. There shall not have been any Company
           -----------------------
Material Adverse Change.

     7.13  Financing. Parent shall have entered into definitive agreements with
           ---------
regard to the Financing, and such agreements shall be in full force and effect. The consummation of the Financing shall occur simultaneously with the Closing.

     7.14  Option Agreement. Parent shall have entered into an Option Agreement
           ----------------
with the Company pursuant to which the Company shall have granted Parent an option to purchase shares of Company Common Stock under certain circumstances, and such Option Agreement shall not have been terminated prior to the Effective Time.

     7.15  FIRPTA Compliance. A statement in the form reasonably acceptable to
           -----------------
Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.445-2(c)(3) shall be executed and delivered.

                                   ARTICLE 8
                                    CLOSING

     On the Closing Date:

     8.1   Deliveries by the Company. The Company shall deliver (or cause to be
           -------------------------
delivered) to Parent:

           (a) the Ancillary Agreements, other than the Severance Agreements, the Option Agreements and the Stockholder Support Agreements (all of which shall be executed and delivered on the date hereof), duly executed by each party thereto other than Parent and Sub;

           (b) any Consents that the Company has obtained in order to satisfy the conditions in Section 7.2;

           (c)  the Company Closing Certificate; and

           (d) Certificates representing the shares of Company Stock to be canceled in connection with the Merger that have been obtained by the Company on or prior to the Closing Date.

     8.2   Deliveries by Parent. Parent shall deliver to the Company:
           --------------------

           (a) the Ancillary Agreements, other than the Severance Agreements, the Option Agreements and the Stockholder Support Agreements (all of which shall be executed and delivered on the date hereof), duly executed by Parent and/or Sub, as applicable;

           (b) any Consents that Parent or Sub has obtained in order to satisfy the conditions in Section 6.2;

           (c)  the Parent Closing Certificate; and

           (d) certificates representing the Merger Shares to be issued to those Stockholders that have delivered any Certificates and letter of transmittal or affidavit, as provided in Section 2.10.

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1   Termination. This Agreement may be terminated at any time prior to
           -----------
Closing:

           (a)  by the written agreement of Parent and the Company;

           (b) by Parent or the Company if the Closing shall not have occurred on or before December 31, 2001, other than due to a breach of this Agreement by the party seeking to terminate;

           (c) by Parent if there is a breach of any representation or warranty set forth in Article 3 or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement, except for breaches that, without regard to any qualifications as to materiality or Company Material Adverse Effect contained in such representations, warranties, covenants or agreements, have not had and are not reasonably likely to have a Company Material Adverse Effect, and such breach persists for fourteen (14) days or more after written notice is given, so long as any such breach is not caused by the action or inaction of Parent or Sub;

           (d) by the Company if there is a breach of any representation or warranty set forth in Article 4 hereof or of any covenant or agreement to be complied with or performed by Parent or Sub pursuant to the terms of this Agreement, except for breaches that, without regard to any qualifications as to materiality or Parent Material Adverse Effect contained in such representations, warranties, covenants or agreements, have not had and are not reasonably likely to have a Parent Material Adverse Effect, and such breach persists for fourteen
(14) days or more after written notice is given, so long as any such breach is not caused by the action or inaction of the Company or any of the Stockholders;

           (e) by Parent or the Company if any required approval of the stockholders of Parent for this Agreement, the Merger or the Financing shall not have been obtained at a duly held meeting of stockholders or at any adjournment thereof;

           (f)  subject to the provisions of Section 5.18, by the Company (but
                                             ------------
only prior to approval by the Stockholders) to accept a Superior Company Transaction in accordance with the provisions of Section 5.6, provided that such termination under this Section 9.1(f) shall not be effective until the Company has made payment of the fee and expenses required by Section 9.3;

           (g) by Parent (but only prior to approval by the stockholders of Parent) to accept a Superior Parent Transaction in accordance with the provisions of Section 5.6, provided that such termination under this Section 9.1(g) shall not be effective until Parent has made payment of the fee and expenses required by Section 9.3;

           (h) by the Company if Parent materially breaches its obligations pursuant to Section 5.18, and such breach persists for two (2) business days or more after written notice is given, so long as any such breach is not caused by the action or inaction of the Company or any of the Stockholders; or

           (i) by Parent if, as of the date of the special meeting of stockholders of Parent held in connection with the transactions contemplated by this Agreement, the Company shall not have provided to Parent written consents approving this Agreement and the Merger executed by Stockholders beneficially owning in the aggregate shares of Company Common Stock representing not less than 51% of the issued and outstanding Company Common Stock and not less than 51% of the issued and outstanding Company Preferred Stock, in each case to the extent required to approve the Merger.

     9.2   Effect of Termination. In the event of the termination of this
           ---------------------
Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and no party hereto shall have any liability to any other party except (i) as set forth in Section 9.3, (ii) that no such termination shall relieve any party from liability by reason of any willful breach by such party of its representations, warranties, covenants or other agreements contained in this Agreement; and (iii) the provisions of Sections 5.16, 9.3 through 9.19 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     9.3   Fees and Merger Expenses.
           ------------------------

           (a)  Parent Merger Expenses. If the Company terminates this Agreement
                ----------------------
pursuant to Section 9.1(f) or Parent terminates this Agreement pursuant to
Section 9.1(i), then the Company shall pay to Parent, within one business day after request by Parent (accompanied by reasonably detailed documentation to the extent reasonably requested by the Company) from time to time, all of Parent's out-of-pocket expenses and fees actually incurred in connection with this Agreement and the transactions contemplated herein (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and their respective agents and counsel for arranging or providing financial advice with respect to the Merger and all reasonable fees and expenses of counsel, accountants, experts and consultants).

           (b)  Company Merger Expenses. If Parent or the Company terminates
                -----------------------
this Agreement pursuant to Section 9.1(e) or if Parent terminates this Agreement pursuant to Section 9.1(g), then Parent shall pay to the Company, within one business day after request by the Company (accompanied by reasonably detailed documentation to the extent reasonably requested by Parent) from time to time, all of the Company's out-of-pocket expenses and fees actually incurred in connection with this Agreement and the transactions contemplated herein (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and their respective agents and counsel for arranging or providing financial advice with respect to the Merger and all reasonable fees and expenses of counsel, accountants, experts and consultants).

           (c)  Termination Fee.
                ---------------

                (i)   If the Company terminates this Agreement pursuant to
Section 9.1(f), then the Company shall also pay concurrent with such termination (in addition to any expenses payable pursuant to Section 9.3(a)) to Parent a fee of $1.0 million ($1,000,000).

                (ii) If Parent terminates this Agreement pursuant to Section 9.1(g), then Parent shall also pay concurrent with such termination (in addition to any expenses payable pursuant to Section 9.3(b)) to the Company a fee of $1.0 million ($1,000,000).

     9.4   Non-Survival of Representations, Warranties and Agreements. The
           ----------------------------------------------------------
representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.1, as the case may be, except that those covenants and agreements contained herein that by their terms are to be performed after the Effective Time shall survive the Effective Time.

     9.5   Assignment. Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned (whether by operation of law or otherwise) by the Company without the prior written consent of Parent, or by Parent or Sub without the prior written consent of the Company.

     9.6   Notices. Unless otherwise provided herein, any notice, request,
           -------
instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

     If prior to the Closing, to the Company:

           The Althexis Company, Inc.
           1365 Main Street
           Waltham, Massachusetts 02451
           Attention:  Mark B. Skaletsky
           Fax: (781) 647-5552

     With a copy to:

           Bingham Dana LLP
           150 Federal Street
           Boston, Massachusetts  02110
           Attention:  Julio E. Vega, Esq.
           Fax: (617) 951-8736

     If to Parent or Sub or, if after the Closing, to the Surviving Corporation:

           Microcide Pharmaceuticals, Inc.
           850 Maude Avenue
           Mountain View, California 94043
           Attention:  James E. Rurka
           Fax: (650) 428-3545

     With a copy to:

           Latham & Watkins
           135 Commonwealth Drive
           Menlo Park, California 94025
           Attention:  Alan C. Mendelson, Esq.
           Fax: (650) 463-2600

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

     9.7   Choice of Law. This Agreement shall be construed, interpreted and the
           -------------
rights of the parties determined in accordance with the laws of the State of Delaware, as applied to contracts under seal made, and entirely to be performed, within Delaware, and without reference to principles of conflicts or choice of laws.

     9.8   Representation By Counsel. Each party hereto represents and agrees
           -------------------------
with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

     9.9   Entire Agreement; Amendments and Waivers. This Agreement, together
           ----------------------------------------
with the Confidentiality Agreement and the Ancillary Agreements and all exhibits and schedules hereto and thereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties; provided that the Confidentiality Agreement shall remain in full force and effect through the Effective Time. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.10  Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.11  Invalidity. In the event that any one or more of the provisions
           ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     9.12  Expenses. Except as otherwise set forth herein, whether or not the
           --------
transactions contemplated by this Agreement are consummated each party shall pay its own respective legal, accounting, advisory and other fees, and other out-of-pocket expenses incurred in connection with the transactions contemplated herein, and will not look to any other party for any contribution toward such expenses.

     9.13  Publicity. Except as required by law or on advice of counsel, no
           ---------
party hereto shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, Parent shall be permitted to make any public statement without obtaining the consent of any other party hereto if (i) the disclosure is required by law or the requirements of the Nasdaq National Market and (ii) Parent has first used its reasonable efforts to consult with (but not to obtain the consent of) the other parties about the form and substance of such disclosure.

     9.14  Third Party Beneficiaries. This Agreement shall be binding upon and
           -------------------------
inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation; provided, however, that the Registering Stockholders shall be deemed to be third party beneficiaries solely with respect to Section 2.13.

     9.15  Dispute Resolution. Subject to the provisions of Section 9.19, the
           ------------------
parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or the transactions contemplated hereby, including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an "Arbitrable
                                                                  ----------
Claim"), shall be settled by final and binding arbitration conducted in the
-----
State of Delaware. All such Arbitrable Claims shall be settled by three (3) arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Such arbitrators shall be provided through the JAMS Endispute ("JAMS") by mutual agreement of the parties; provided
                             ----
that, absent such
agreement, the arbitrators shall be appointed by JAMS. In either event, such arbitrators may not have any preexisting, direct or indirect relationship with any party to the dispute. Each party hereto expressly consents to, and waives any future objection to, such forum and arbitration rules. Judgment upon any award may be entered by any state or federal court having jurisdiction thereof. Except as required by law (including, without limitation, the rules and regulations of the SEC and the Nasdaq Stock Market if applicable), neither party nor the arbitrators shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceeding pursuant to this section.

     Adherence to this dispute resolution process shall not limit the right of the parties hereto to obtain any provisional remedy, including without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. Subject to the foregoing sentence and Section 9.19, this dispute resolution procedure is intended to be the exclusive method of resolving any Arbitrable Claims arising out of or relating to this Agreement. The arbitration procedures shall follow the substantive law of the State of Delaware, including the provisions of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with this Agreement and specifically excepting therefrom sections of any such statute dealing with discovery and sections requiring notice of the hearing date by registered or certified mail. The arbitrators shall determine the prevailing party and shall include in their award that party's reasonable attorneys' fees and costs.

     9.16  Waiver of Jury Trial. Consistent with the intention of Section 9.12,
           --------------------
each signatory to this Agreement hereby waives its respective right to a jury trial of any permitted claim or cause of action arising out of this agreement, any of the transactions contemplated hereby, or any dealings between any of the signatories hereto relating to the subject matter of this agreement or any of the transactions contemplated hereby. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate the subject matter of this agreement or any of the transactions contemplated hereby, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this agreement, any of the transactions contemplated hereby or to any other document or agreement relating to the transactions contemplated hereby.

     9.17  Service of Process; Consent to Jurisdiction.
           -------------------------------------------

           (a)  SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY
                ------------------
CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADING, NOTICES OR OTHER PAPERS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY'S ADDRESS SET FORTH HEREIN, OR BY ANY OTHER METHOD PROVIDED OR PERMITTED UNDER DELAWARE LAW.

           (b)  CONSENT AND JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND
                ------------------------
UNCONDITIONALLY (I) AGREES THAT ANY SUIT, ACTION OR

OTHER LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT IN THE STATE OF DELAWARE OR, IF SUCH COURT DOES NOT HAVE JURISDICTION OR WILL NOT ACCEPT JURISDICTION, IN ANY COURT OF GENERAL JURISDICTION IN THE STATE OF DELAWARE; (II) CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (III) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.

     9.18  Attorney Fees. If any party to this Agreement brings an action to
           -------------
enforce its rights under this Agreement in accordance with the provisions hereof, the prevailing party shall be entitled to recover its actual out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees reasonably incurred in connection with such action, including any appeal of such action.

     9.19  Specific Performance. Notwithstanding the provisions of Section 9.15,
           --------------------
the parties hereto agree that irreparable damage would occur in the event that any covenant or agreement set forth in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of any covenant or agreement set forth in this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                                  * * * * * *

     IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                              MICROCIDE PHARMACEUTICALS, INC.



                              By: /s/ James E. Rurka
                                  --------------------------------------------
                              Name:   James E. Rurka
                              Title:  President and Chief Executive Officer


                              CALIFORNIA MP ACQUISITION, INC.



                              By: /s/ Donald D. Huffman
                                  --------------------------------------------
                              Name:   Donald D. Huffman
                              Title:  President


                              THE ALTHEXIS COMPANY, INC.



                              By: /s/ Mark Skaletsky
                                  --------------------------------------------
                              Name:   Mark Skaletsky
                              Title:  Chief Executive Officer